EXHIBIT 10.3

AMENDED AND RESTATED

RESTRUCTURING AGREEMENT

As of this 9th day of March, 2007, this Amended and Restated Restructuring Agreement (“Agreement”) is made by and between Great Lakes Aviation, Ltd., an Iowa corporation with its principal place of business at 1022 Airport Parkway, Cheyenne, Wyoming 82001 (“Great Lakes”), and Raytheon Aircraft Credit Corporation, a Kansas corporation with its principal place of business at 101 South Webb Street, Suite 300, Wichita, Kansas 67207 (“RACC”).

RECITALS

A.	Great Lakes currently owns twenty-five (25) Beech Model 1900D Airliners that have been financed by RACC and have the following Manufacturer’s Serial Numbers: UE-100, UE-122, UE-153, UE-154, UE-169, UE-170, UE-184, UE-192, UE-195, UE-201, UE-202, UE-208, UE-210, UE-211, UE-219, UE-220, UE-240, UE-245, UE-247, UE-251, UE-253, UE-254, UE-255, UE-257 and UE-261 (collectively and individually, the “Aircraft”).

B.	Great Lakes and RACC are parties to a Restructuring Agreement dated as of December 31, 2002 (as amended and in effect on the date hereof, the “Existing Restructuring Agreement”).

C.	Great Lakes is currently in default of various provisions of the Existing Restructuring Agreement.

D.	Great Lakes and RACC desire to amend and restate the Existing Restructuring Agreement on the terms set forth herein and to provide for, among other things, (i) the restructuring of the Group B Notes (as defined in the Existing Restructuring Agreement) relating to the Aircraft (the “Existing Aircraft Notes”), (ii) the restructuring of the Senior Note and the Subordinated Note as defined in the Existing Restructuring Agreement (as so defined, the “Existing Senior Note” and “Existing Subordinated Note”, respectively), and (iii) other amendments for the purpose of curing all existing defaults by Great Lakes on its obligations to RACC.

E.	Subject to the satisfaction of the Conditions to Continued Effectiveness (as defined in Section 8(B) of this Agreement), for simplicity and ease of use, Great Lakes and RACC intend for this Agreement to amend and restate in its entirety the Existing Restructuring Agreement (but not the Transaction Documents (as defined in the Existing Restructuring Agreement)).

AGREEMENT

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Great Lakes and RACC agree as follows:

1.	Recitals Incorporated. The parties hereto hereby incorporate the Recitals as if fully set forth herein.

2.	Aircraft Notes. The Existing Aircraft Notes and all amounts owed thereunder as of the Effective Date shall be restructured in their entirety by the issuance of amended and restated promissory notes executed by Great Lakes payable to RACC (each an “Aircraft Note” and collectively, the “Aircraft Notes” the form of which is attached hereto as Exhibit A). The Aircraft Notes shall be secured by the Group B Security Agreements as defined in the Existing Restructuring Agreement (as so defined, the “Existing Aircraft Security Agreements”), as amended by amendments thereto (collectively, the “Aircraft Security Agreement Amendments”, the form of which is attached hereto as Exhibit B; the Existing Aircraft Security Agreements, as amended by the Aircraft Security Agreement Amendments and as may be further amended and in effect from time to time, are hereinafter referred to as the “Aircraft Security Agreements”). Each of the Aircraft Notes shall bear interest at a fixed rate of six and three-quarters percent (6.75%) per annum, shall have an original principal amount of $2,145,520.42 and provide for monthly payments as set forth on Schedule 1 hereto payable in arrears starting on March 31, 2007. The principal balances of the Aircraft Notes shall amortize as set forth on Schedule 1 hereto, with a final maturity on June 30, 2011. The Aircraft Notes shall be fully assignable and Great Lakes agrees to cooperate with RACC to facilitate any such assignment.

3.	Senior Note. Each of the Existing Senior Note and the Existing Subordinated Note and all amounts owing thereunder as of the Effective Date shall be restructured in their entirety by the issuance of a single promissory note executed by Great Lakes payable to RACC (the “Senior Note”), the form of which is attached hereto as Exhibit C. The interest rate on the Senior Note shall be seven percent (7.00%) per annum. Interest on the Senior Note shall be payable monthly in arrears on the last day of each month commencing on March 31, 2007. Commencing with the calendar quarter ending on June 30, 2007, the Senior Note shall provide for quarterly payments of principal as set forth on Schedule 2 hereto with a final maturity on December 31, 2015. The amount of each quarterly principal payment shall be adjusted to fully amortize the remaining principal balance over the remaining amortization period after the application of any payments pursuant to Section 6(C) of this Agreement, if any.

4.	Equity Provisions from Existing Restructuring Agreement. Sections 8(B), 15(H) and 15(J) of the Existing Restructuring Agreement, copies of which are attached hereto as Exhibit H, together with the defined terms used therein (as each such term is defined in the Existing Restructuring Agreement), are hereby incorporated by reference and made a part of this Agreement, except that with respect to Section 15(J) of the Existing Restructuring Agreement, the phrase “simultaneously with the completion of its Form 10-K for its 2002 fiscal year” is hereby deleted and replaced with the phrase “by not later than June 30, 2007.”

5.	Engine Fleet Maintenance Program.

(A)

Great Lakes agrees to maintain in effect and comply in all material respects with the terms of its TCP Fleet Maintenance Program with Pratt & Whitney Canada Corp. (“Pratt & Whitney”) pursuant to that certain Amended and Restated Term Cost Plan TCP # 03-1907 dated July 19, 2006 between Great Lakes and Pratt &

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Whitney (as amended and in effect from time to time, the “FMP Agreement”). Great Lakes further agrees that it shall not make any amendments or modifications to the FMP Agreement without RACC’s prior written consent.

(B)	As collateral security for the Obligations as hereinafter defined, Great Lakes has collaterally assigned to RACC all of its rights (but none of the obligations) of Great Lakes in and to the FMP Agreement and any other related agreements, as well as all funds paid by Great Lakes as prepayments for engine maintenance pursuant to the terms of the FMP Agreement and any other related agreements, pursuant to a Collateral Assignment of Fleet Maintenance Plan Agreement dated as of July 19, 2006 (as amended and in effect from time to time, the “FMP Collateral Assignment”). Great Lakes shall take all steps necessary to ensure that the FMP Collateral Assignment shall remain in full force and effect at all times that any of the Obligations (as defined in Section 7 of this Agreement) remain outstanding and owing to RACC.

6.	Prepayments.

(A)	Mandatory Prepayments. Not later than thirty (30) business days after the end of each fiscal year, Great Lakes shall prepay amounts outstanding under the Group A Engine Overhaul Note executed by Great Lakes in favor of RACC (as so defined, the “Engine Overhaul Note”), the Senior Note and the Aircraft Notes (collectively, the “Notes”) in an aggregate amount equal to seventy percent (70%) of the Excess Cash as at the end of such fiscal year, accompanied by a certificate of the chief financial officer of Great Lakes setting forth in reasonable detail the calculation of Excess Cash as at the end of such fiscal year. “Excess Cash” shall mean as at the end of any fiscal year an amount equal to (i) the sum of the cash, cash equivalents and short term instruments, such as certificates of deposits, treasury bills and other marketable securities, or similar or comparable investments of Great Lakes as of the close of business of the last business day of such fiscal year, minus (ii) $3,000,000 (the “Minimum Cash Level”); provided, however, that commencing with the fiscal year ending on December 31, 2007, (y) the Minimum Cash Level shall be increased at each fiscal year end by $400,000 for each $10,000,000 incremental increase in revenues realized by Great Lakes during the fiscal year then ended over the actual total revenues from all sources posted in Great Lakes’ fiscal year ended December 31, 2006, or (z) the Minimum Cash Level shall be decreased at each fiscal year end by $400,000 for each $10,000,000 incremental decrease in revenues realized by Great Lakes during the fiscal year then ended over the actual total revenues from all sources posted in Great Lakes’ fiscal year ended December 31, 2006; provided that in no event shall the Minimum Cash Level at any time be less than $3,000,000.

(B)	Voluntary Prepayment. Great Lakes may prepay its obligations in whole or in part under this Agreement or any of the Transaction Documents (as defined below) at any time without penalty.

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(C)	Application of Prepayments. All prepayments made pursuant to Sections 6(A) or 6(B) shall be applied in the following order: first, to the Engine Overhaul Note until such time as it has been paid in full, with such prepayments being applied to principal, interest and other amounts owing under the Engine Overhaul Note in such order or preference as RACC may determine; second, to the Senior Note until such time as it has been paid in full, with such prepayments being applied to principal, interest and other amounts owing under the Senior Note in such order or preference as RACC may determine; and third, to the Aircraft Notes until such time as they have been paid in full, with such prepayments being applied to principal, interest and other amounts owing under the Aircraft Notes in such order or preference as RACC may determine; with all such prepayments to be applied to reduce the then-remaining installments due thereunder in the inverse order of scheduled maturity and, in the case of prepayments in respect of the Aircraft Notes, applied thereto on a pro rata basis.

(D)	Proceeds of Embraer Aircraft.

(1)	Any and all proceeds arising from the sale or loss of (a) any Embraer Aircraft or (b) the Embraer model EMB-120ER aircraft with manufacturer’s serial number 120-071 (collectively, the “Embraer Proceeds”) shall be paid to RACC and applied in accordance with the following subparagraph.

(2)	All Embraer Proceeds shall be applied in the following order: first, to the Engine Overhaul Note until such time as it has been paid in full, with such prepayments being applied to principal, interest and other amounts owing under the Engine Overhaul Note in such order or preference as RACC may determine; second, to the Senior Note until such time as it has been paid in full, with such prepayments being applied to principal, interest and other amounts owing under the Senior Note in such order or preference as RACC may determine; and third, to the Aircraft Notes until such time as they have been paid in full, with such prepayments being applied to principal, interest and other amounts owing under the Aircraft Notes in such order or preference as RACC may determine; with all such prepayments to be applied to reduce the then-remaining installments due thereunder in the inverse order of scheduled maturity and, in the case of prepayments in respect of the Aircraft Notes, applied thereto on a pro rata basis.

7.	Collateral Security of Borrower.

(A)

All indebtedness, obligations and liabilities of Great Lakes to RACC, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement, the Corporate Security Documents (as defined below), the Senior Note, the Aircraft Notes, the Engine Overhaul Note, the Aircraft Security

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Agreements and any other notes, security agreements, leases or other agreements in favor of RACC or to which RACC is a party (such documents, as amended and in effect from time to time, are referred to collectively as the “Transaction Documents”), including, without limitation, all such indebtedness, obligations and liabilities that would become due but for the operation of the automatic stay pursuant to section 362(a) of the Federal Bankruptcy Code and the operation of sections 502(b) and 506(b) of the Federal Bankruptcy Code and including, without limitation, post-petition interest (such indebtedness, obligations and liabilities are collectively referred to as the “Obligations”) shall continue to be secured by a first priority perfected lien on all accounts receivable, inventory and (subject only to historic liens and liens entitled to priority under applicable law) other assets, including, without limitation, real estate, of Great Lakes, whether now owned or hereafter acquired, pursuant to the terms of the Security Agreement dated as of December 31, 2002 between Great Lakes and RACC (the “Existing Security Agreement”), as amended by an amendment thereto (the “Security Agreement Amendment”, the form of which is attached hereto as Exhibit D; the Existing Security Agreement, as amended by the Security Agreement Amendment and as may be further amended and in effect from time to time, is hereinafter referred to as the “Security Agreement”), the Security Agreement and Encumbrance Against Aircraft Carrier Engines, Propellers, Appliances and Spare Parts dated August 21, 1997 between Great Lakes and RACC (as amended and in effect on the date hereof, the “Existing FAA Security Agreement”), as amended by an amendment thereto (the “FAA Security Agreement Amendment”, the form of which is attached hereto as Exhibit E, the Existing FAA Security Agreement, as amended by the FAA Security Agreement Amendment and as may be further amended and in effect from time to time, is hereinafter referred to as the “FAA Security Agreement”), the Amended and Restated Security Agreement dated as of December 31, 2002 between Great Lakes and RACC for the Embraer model EMB-120ER aircraft with manufacturer’s serial number 120-071 (the “Existing 120-071 Security Agreement”), as amended by an amendment thereto (the “120-071 Security Agreement Amendment”, the form of which is attached hereto as Exhibit F; the Existing 120-071 Security Agreement, as amended by the 120-071 Security Agreement Amendment and as may be further amended and in effect from time to time, is hereinafter referred to as, the “120-071 Security Agreement”), and all other instruments and documents, including without limitation Uniform Commercial Code financing statements, required to be executed or delivered pursuant to the Security Agreement or any other document to which Great Lakes is a party (collectively, with the FMP Collateral Assignment, the “Corporate Security Documents”).

(B)

On or before the date hereof, as additional security for all of the payment and other obligations of Great Lakes to RACC including, without limitation, under the Existing Restructuring Agreement (including, without limitation, the Transaction Documents referred to therein) and/or under this Agreement, unless the Continued Effectiveness Date (as hereinafter defined in Section 8(A)) is not achieved, including, without limitation, all of the Obligations as that term is defined in Section 7(A) of this Agreement, Great Lakes is pledging to RACC a security

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interest in the three Embraer aircraft model EMB-120ER having manufacturer’s serial numbers 120.299, 120.108 and 120.096, together with all engines, propellers, avionics, parts, components and equipment installed thereon and all records, logs, manuals, books, and other documents currently in the possession of Great Lakes relating thereto (collectively, the “Embraer Aircraft”) by executing and delivering to RACC a separate security agreement for each Embraer Aircraft in the form attached hereto as Exhibit G (each an “Embraer Security Agreement,” and collectively, the “Embraer Security Agreements”). The Embraer Security Agreements shall constitute and be considered Corporate Security Documents and shall and do secure any and all indebtedness owed by Great Lakes to RACC, from time to time, including, without limitation, obligations under or referred to in the Existing Restructuring Agreement (including, without limitation, the Transaction Documents referred to therein) and under this Agreement, unless the Continued Effectiveness Date is not achieved, including, without limitation, all of the Obligations. For the avoidance of doubt, the grant of the additional security provided under this Section 7(B) shall be effected and shall remain in effect, irrespective of whether or not the Continued Effectiveness Date is achieved and despite other provisions of this Agreement not becoming effective.

8.	Effective Date; Conditions to Effectiveness.

(A)	Effective Date. This Agreement shall have effect from the date hereof (the “Effective Date”), but will remain in effect if, and only if, on or before 5:00 P.M. Eastern time on March 23, 2007, each of the conditions to continued effectiveness contained in this Section 8 (the “Conditions to Continued Effectiveness”) has been satisfied (the first date as of which all of these conditions to continued effectiveness shall have been satisfied is referred to herein as the “Continued Effectiveness Date”). If each of the Conditions to Continued Effectiveness is not satisfied by or before 5:00 P.M. Eastern time on March 23, 2007, except with respect to the additional security provided under Section 7(B) of this Agreement, this Agreement shall not be effective and shall be null and void ab initio. In such event, each of the Existing Restructuring Agreement and the other “Transaction Documents” (as defined in the Existing Restructuring Agreement) shall continue in full force and effect and RACC shall continue to possess each and every one of its rights and remedies available pursuant to the Existing Restructuring Agreement and the “Transaction Documents” (as defined in the Existing Restructuring Agreement). If the Continued Effectiveness Date is not achieved, Great Lakes acknowledges and agrees that, since, as Great Lakes acknowledges and agrees, Events of Default under the Existing Restructuring Agreement and the Transaction Documents (as defined in the Existing Restructuring Agreement) have occurred and are continuing, RACC has the right to immediately exercise any or all of its rights and remedies, without notice, delay or any act or action of any type or kind.

(B)	Conditions to Continued Effectiveness. The continued effectiveness of this Agreement as a contract shall be subject to the occurrence or delivery to RACC of

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the following Conditions to Continued Effectiveness on or prior to the Continued Effectiveness Date:

(1)	This Agreement, executed by Great Lakes and RACC;

(2)	The twenty-five (25) Aircraft Notes, executed by Great Lakes;

(3)	The twenty-five (25) Aircraft Security Agreement Amendments, executed by Great Lakes and RACC;

(4)	The Senior Note, executed by Great Lakes;

(5)	The FMP Collateral Assignment shall be in full force and effect;

(6)	All UCC-1 Financing Statements required by the Collateral Assignment, naming Great Lakes as Debtor and RACC as Secured Party;

(7)	The Security Agreement Amendment, executed by Great Lakes and RACC;

(8)	The FAA Security Agreement Amendment, executed by Great Lakes and RACC;

(9)	The 120-071 Security Agreement Amendment, executed by Great Lakes and RACC;

(10)	Each Embraer Security Agreement, executed by Great Lakes and RACC;

(11)	A copy of the resolutions of the Board of Directors of Great Lakes ratifying the execution of this Agreement and approving the execution and delivery of the other Transaction Documents (as defined below) to be delivered by it hereunder and the transactions contemplated thereby, certified by an officer to be true and correct and in full force and effect as of the Continued Effectiveness Date;

(12)	A copy of (i) the charter and (ii) the by-laws of Great Lakes, each certified by an officer to be true and correct and in full force and effect as of the Continued Effectiveness Date;

(13)	Corporate and tax good standing certificates for Great Lakes in (i) its jurisdiction of incorporation, (ii) the jurisdiction where its chief operating office is located, and (iii) any jurisdiction where its material assets are located;

(14)	Legal opinions of Briggs and Morgan, P.A., counsel to Great Lakes, and of Davis, Brown, Koehn, Shors & Roberts, P.C., special Iowa counsel to Great Lakes, with respect to corporate authority, enforceability, perfection and such other matters as RACC’s counsel may reasonably request;

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(15)	A copy of the Financial Plan (as hereinafter defined) for the 2007 fiscal year;

(16)	Great Lakes shall have paid all of RACC’s legal and out-of-pocket expenses incurred through the Continued Effectiveness Date as set forth on Schedule 3 hereto, in an aggregate amount not to exceed $80,000;

(17)	All outstanding amounts that are then due and payable on or before the Continued Effectiveness Date by Great Lakes under the Engine Overhaul Note shall have been paid in full; and

(18)	Great Lakes shall have paid all outstanding amounts due and payable to Pratt & Whitney under the FMP Agreement or otherwise and the terms of such repayment plan shall be acceptable to RACC.

(19)	Great Lakes shall have delivered to RACC final versions of Schedules 4, 5, and 6 in form and substance reasonably satisfactory to RACC.

(20)	Great Lakes shall have become registered as a “Transacting User Entity” pursuant to the requirements of the Cape Town Treaty (as defined in the Embraer Security Agreements) so as to permit the recordation of all of RACC’s registrable interests in the Aircraft, the Embraer Aircraft or otherwise.

9.	Great Lakes Covenants. As partial consideration for the settlements and agreements of RACC contained herein, until such time as all Obligations shall be paid in full in cash, Great Lakes agrees as follows:

(A)	Great Lakes Indebtedness. Great Lakes will not create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than: (1) the Obligations; (2) Indebtedness existing on the Effective Date and described on Schedule 4 and any renewals or replacements of such Indebtedness, but only to the extent such renewal or replacement does not increase the amount of such Indebtedness; (3) Indebtedness arising pursuant to airport or gate leases or renewals or replacements of existing airport or gate leases at airports currently served by Great Lakes or at airports that Great Lakes may serve at from time to time in the future, (4) operating leases for seven (7) aircraft to be leased to Great Lakes by MidWest Airlines for operations in St. Louis and Milwaukee on commercially reasonable terms that are reasonably acceptable to RACC, (5) Indebtedness in connection with the startup of operations in St. Louis and Milwaukee in an aggregate amount not to exceed $250,000 outstanding at any time, and (6) other Indebtedness incurred in the ordinary course of business in an aggregate amount outstanding at any time not to exceed $500,000.

“Indebtedness” means, whether on or off balance sheet for purposes of with generally accepted accounting principles (“GAAP”): (a) all obligations for borrowed money or other extensions of credit, whether secured or unsecured, absolute or contingent, including, without limitation, unmatured reimbursement

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obligations with respect to letters of credit or guarantees issued for the account of or on behalf of Great Lakes, all obligations representing the deferred purchase price of property, other than accounts payable arising in the ordinary course of business, and all obligations arising under capitalized leases, synthetic leases, operating leases and securitization transactions, (b) all obligations evidenced by bonds, notes, debentures or other similar instruments, (c) all obligations secured by liens on property owned or acquired by Great Lakes whether or not the obligations secured thereby shall have been assumed, and (d) all guaranties by such entity of any of the foregoing for the benefit of another person.

(B)	Payment of Dividends and Distributions. Great Lakes shall not declare or make any dividend or other distributions to any holder of any Common Stock or any other capital stock of Great Lakes, except for dividends declared or made in the form of common stock, par value $.01 per share, of Great Lakes (the “Common Stock”), redeem or purchase any Common Stock or any other capital stock of Great Lakes (other than the acceptance of shares in payment of the exercise or purchase price of equity-based compensation) or make any loan or other payments to any affiliate or holder of Common Stock or any other capital stock of Great Lakes.

(C)	Provision of Financial Statements and Financial Plans.

(1)	Quarterly Financial Statements. As soon as available and, in any event, within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year, Great Lakes shall furnish to RACC copies of its financial statements, consisting of at least a balance sheet as at the close of such quarter and statements of earnings for such quarter and for the period from the beginning of the fiscal year to the close of such quarter, in each case in conformity with GAAP, duly certified by the principal financial officer of Great Lakes.

(2)	Annual Financial Statements. As soon as available and, in any event, within ninety (90) days after the end of each fiscal year, Great Lakes shall furnish to RACC copies of its audited financial statements, consisting of at least a balance sheet of Great Lakes for such year and statements of earnings and cash flows, in each case in conformity with GAAP setting forth in each case in comparative form corresponding figures from the preceding fiscal year, with all such financial statements to be certified without qualification, except for any qualifications so given in the past and other qualifications reasonably acceptable to RACC, by Great Lakes’ certified public accountants.

(3)	Financial Plans. On or before the first day of each fiscal year, Great Lakes shall furnish to RACC copies of its annual operating and cash flow forecasts for such fiscal year (collectively, the “Financial Plan”).

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(4)	Officer’s Certificate. At the time of delivery of the financial statements of Great Lakes provided for in Section 9(C)(1) and (2), a certificate of the Chief Financial Officer of Great Lakes (I) to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof and what action Great Lakes proposes to take with respect thereto; and (II) setting forth a detailed variance analysis showing how such financial statements differ from the most recent Financial Plan.

(D)	Confidentiality and Non-Disclosure. This Agreement is confidential between the parties. Great Lakes agrees not to disclose the provisions of this Agreement to any person without the prior written consent of RACC, except (i) as may be required by Great Lakes in order to restructure its current debt with existing aircraft creditors, provided that Great Lakes may disclose solely the fact that its obligations to RACC are being restructured and the terms of the restructured debt, but Great Lakes may not disclose any other details of this Agreement, (ii) to its legal and financial advisers and its independent public accountants (on the condition that they agree not to disclose such provisions) and (iii) as may be required by applicable law, including applicable securities law.

(E)	No Material Transactions. Without the prior written consent of RACC (which consent shall not unreasonably be withheld), Great Lakes shall not become a party to or agree to or effect any merger, amalgamation or consolidation, asset acquisition, stock acquisition, disposition of any of its assets or create or permit to exist any subsidiary unless, as a result of such disposition, all Obligations shall be contemporaneously paid in full in cash.

(F)	Affiliate Transactions. Great Lakes shall not engage in any transaction with any affiliate, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such affiliate or, to the knowledge of Great Lakes, any corporation, partnership, trust or other entity in which any such affiliate has a substantial interest or is an officer, director, trustee or partner, unless such transaction (i) is on terms no more favorable to such person than would have been obtainable on an arm’s-length basis in the ordinary course of business and (ii) is not material in terms of the net cash that is paid out of the business of Great Lakes, and upon RACC’s request, it shall have the right to audit any such transaction and Great Lakes agrees to cooperate with RACC in any such audit. By executing this Agreement, Great Lakes certifies that each transaction between Great Lakes and an affiliate existing on the date of this Agreement is set forth on Schedule 5. In addition, Great Lakes certifies, and RACC agrees, that each transaction listed on Schedule 5 satisfies the requirements set forth in clauses (i) and (ii) of the preceding sentence.

(G)

Further Assurances. Great Lakes will promptly furnish such information and execute and deliver such further documents, and do all other such acts as RACC may reasonably request to further implement the provisions contained in this

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Agreement, including, without limitation, its obligation to cooperate with RACC to facilitate any assignment of any of the Aircraft Notes pursuant to Section 2.

(H)	Capital Expenditures. Great Lakes shall not make Capital Expenditures that exceed, in the aggregate, $800,000 for its 2007 fiscal year or any fiscal year thereafter and, so long as no Default or Event of Default has occurred and is continuing, increasing by five percent (5%) in each fiscal year thereafter. “Capital Expenditures” means amounts paid or Indebtedness incurred by Great Lakes in connection with the purchase or lease by Great Lakes of fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will), that would be required to be capitalized and shown on its balance sheet in accordance with GAAP, provided that this Section 9(H) shall not include (i) any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with GAAP, (ii) capitalizable spares or rotables related to the Aircraft or (iii) any Indebtedness permitted by Section 9(A).

(I)	Restructuring of Other Aircraft Indebtedness. In the event that Great Lakes restructures, amends or otherwise modifies any Great Lakes’ Indebtedness owing to other similarly situated aircraft creditors (specifically, Finova Capital and Boeing Capital), such restructurings, amendments or other modifications shall be on terms acceptable to RACC to ensure that none of these creditors shall be paid more than RACC (on a relative basis).

(J)	Negative Pledge as to Gate Agreements, Routes and Slots. To the extent Great Lakes has or acquires any of the following in the future, Great Lakes shall not create or permit to exist any lien, encumbrance, charge or security interest of any kind on (a) agreements providing Great Lakes with the right to use, operate or occupy space in any airport in the United States (“Gate Agreements”), (b) route authorities (“Routes”), or (c) rights and operational authority acquired or held by Great Lakes in and to the operating authority granted by the Federal Aviation Administration (the “FAA”) pursuant to Title 14 to conduct one Instrument Flight Rule (as defined under the federal aviation regulations) landing or takeoff operating in a specified time period (“Slots”).

10.	Representations and Warranties.

(A)	By Great Lakes. Great Lakes represents and warrants to RACC as of the date hereof that:

(1)

Authority and Enforceability. Great Lakes has the full power to enter into and perform its respective obligations under this Agreement and all other Transaction Documents contemplated hereby or executed pursuant hereto to which Great Lakes is a party. The execution and delivery of this Agreement, the Aircraft Notes, the Aircraft Security Agreement Amendments, the Senior Note, the Engine Overhaul Note, the FMP Collateral Assignment, the Security Agreement Amendment, the FAA

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Security Agreement Amendment, the 120-071 Security Agreement Amendment, the Embraer Security Agreements and all other Transaction Documents contemplated hereby or executed pursuant hereto to which Great Lakes is a party and the performance and observance of their terms, conditions and obligations have been duly authorized by all necessary action on the part of Great Lakes. This Agreement, the Aircraft Notes, the Aircraft Security Agreement Amendments, the Senior Note, the Engine Overhaul Note, the FMP Collateral Assignment, the Security Agreement Amendment, the FAA Security Agreement Amendment, the 120-071 Security Agreement Amendment, the Embraer Security Agreements and all other Transaction Documents contemplated hereby or executed pursuant hereto constitute, when executed and delivered by Great Lakes to RACC, will be valid and binding obligations of Great Lakes enforceable in accordance with their terms (subject to bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and general principles of equity).

(2)	No Conflict. The execution, delivery and performance of this Agreement, the Aircraft Notes, the Aircraft Security Agreement Amendments, the Senior Note, the Engine Overhaul Note, the FMP Collateral Assignment, the Security Agreement Amendment, the FAA Security Agreement Amendment, the 120-071 Security Agreement Amendment, the Embraer Security Agreements and all other Transaction Documents to which Great Lakes is a party and the consummation of the transactions herein contemplated on the part of Great Lakes will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, rule or regulation applicable to, or order of any governmental body or agency or any court having jurisdiction over Great Lakes or any of its properties, or any agreement or instrument to which Great Lakes is a party or by which Great Lakes is bound or to which any of the properties of Great Lakes is subject, or the charter or by-laws of Great Lakes.

(3)	Litigation. Except as set forth on Schedule 6 hereto, there are no actions, suits, proceedings or investigations of any kind pending or threatened against Great Lakes before any governmental authority, that, (a) if adversely determined, might, either in any case or in the aggregate, (i) have a material adverse effect on the business, properties, prospects, condition (financial or otherwise), assets, operations or income of Great Lakes, or (ii) materially impair the right of Great Lakes to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of Great Lakes, or (b) which question the validity of this Agreement or any of the other Transaction Documents, or any action taken or to be taken pursuant hereto or thereto.

(4)	Great Lakes has no Gate Agreements, Routes, or Slots.

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(B)	By RACC. RACC represents and warrants to Great Lakes that it has the full power to enter into and perform its obligations under this Agreement and all other documents contemplated hereby or executed pursuant hereto. The execution and delivery of this Agreement, the Aircraft Notes, the Aircraft Security Agreement Amendments, the Senior Note, the Engine Overhaul Note, the FMP Collateral Assignment, the Security Agreement Amendment, the FAA Security Agreement Amendment, the 120-071 Security Agreement Amendment, the Embraer Security Agreements and all other Transaction Documents contemplated hereby or executed pursuant hereto to which RACC is a party and the performance and observance of their terms, conditions and obligations have been duly authorized by all necessary action on the part of RACC. This Agreement, the Aircraft Notes, the Aircraft Security Agreement Amendments, the Senior Note, the Engine Overhaul Note, the FMP Collateral Assignment, the Security Agreement Amendment, the FAA Security Agreement Amendment, the 120-071 Security Agreement Amendment, the Embraer Security Agreements and all other Transaction Documents contemplated hereby or executed pursuant hereto constitute, when executed and delivered by RACC to Great Lakes, valid and binding obligations of RACC, respectively, enforceable in accordance with their terms (subject to bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and general principles of equity).

11.	Events of Default and Remedies.

(A)	The following events shall constitute “Events of Default” under this Agreement (with a “Default” occurring if, with the passage of time, the giving of notice, or both, the act or omission would become an Event of Default):

(1)	The failure by any party to perform or comply with any promise, agreement, obligation, warranty or covenant made by it herein, in any other Transaction Document or in the FMP Agreement, if such default is not cured by Great Lakes, on the one hand, or RACC, on the other, within thirty (30) calendar days of receipt of notice from any party specifying such default; provided, however, that there shall be no cure period, except as otherwise specifically set forth in the applicable Transaction Document, with respect to any payment default by Great Lakes in respect of any of the Obligations;

(2)	Any of the following events shall have occurred: (a) Charles R. Howell, or a replacement reasonably acceptable to RACC, shall no longer serve as Chief Executive Officer of Great Lakes, or (b) Michael Matthews, or a replacement reasonably acceptable to RACC, shall no longer serve as Chief Financial Officer of Great Lakes; or

(3)	Any “Event of Default” as defined in any of the Transaction Documents shall have occurred.

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(B)	Remedies. Upon the occurrence of any Event of Default, a non-defaulting party may proceed with every remedy available at law or equity or provided for herein or in any Transaction Document or document executed in connection herewith or therewith. No delay or failure of any party in the exercise of any right or remedy provided for hereunder shall be deemed a waiver of the right by such party, and no exercise or partial exercise or waiver of any right or remedy shall be deemed a waiver of any further exercise of such right or remedy or of any other right or remedy that such party may have. The rights and remedies herein expressed are cumulative and not exclusive of any right or remedy that any party shall otherwise have. Further, nothing contained herein shall obligate any party to undertake any action unless required by law.

(C)	Default Interest Rate. Upon the occurrence and during the continuance of any Event of Default, the outstanding principal under each of the Notes shall bear interest at the Default Interest Rate. The “Default Interest Rate” is defined as ten percent (10%) per annum.

12.	Notices. Any notice pertaining to or required by this Agreement shall be deemed sufficiently given if personally delivered or sent by registered or certified mail, return receipt requested, to the party to whom said notice is to be given, or sent via telecopier with oral confirmation from a person at the receiving office that the transmission has been received, or sent via overnight carrier. Notices sent by registered or certified mail shall be deemed given on the third day after the date of postmark. Notices hand-delivered shall be deemed given on the date delivered. Notices forwarded by telecopier shall be deemed given upon the foregoing oral confirmation that the transmission has been received. Notices sent by overnight carrier shall be deemed delivered the day after being forwarded. Until changed by written notice given by any of the noted parties, the addresses of the parties shall be as follows:

Great Lakes:	Great Lakes Aviation, Limited Attention: President
1022 Airport Parkway
Cheyenne, Wyoming 82001
	Telephone:	(307) 432-7000
	Telecopier:	(307) 432-7001

with a copy to:	Briggs and Morgan, P.A.
Attention: Timothy R. Thornton
2200 IDS Center
Minneapolis, Minnesota 55402
	Telephone:	(612) 977-8400
	Telecopier:	(612) 977-8650

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RACC:	Raytheon Aircraft Credit Corporation Attention: President
101 South Webb Road
Suite 300
Wichita, Kansas 67207
	Telephone:	(316) 676-0639
	Telecopier:	(316) 676-6975

with a copy to:	Peter D. Schellie, Esq.
Bingham McCutchen LLP
2020 K Street, NW
Washington, DC 20006
	Telephone:	(202) 373-6000
	Telecopier:	(202) 373-6001

13.	Miscellaneous.

(A)	Amendments. No provision or term of this Agreement may be amended, modified, revoked, supplemented, waived or otherwise changed except by a written instrument duly executed by Great Lakes and RACC and designated as an amendment, supplement or waiver.

(B)	Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original.

(C)	Headings. The paragraph headings herein are for convenience only and shall not affect the construction hereof.

(D)	Use of Terms. As used herein, words in any gender shall be deemed to include the other gender and the singular shall be deemed to include the plural, and vice versa.

(E)	Severability. If any provision in this Agreement shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be impaired thereby, nor shall the validity, legality or enforceability of any such defective provision be in any way affected or impaired in any other jurisdiction.

(F)

Governing Law and Informed Choice. THIS AGREEMENT WAS MADE AND ENTERED INTO IN THE STATE OF KANSAS AND THE LAW GOVERNING THIS TRANSACTION SHALL BE THAT OF THE STATE OF KANSAS AS IT MAY FROM TIME TO TIME EXIST. THE LAWS OF THE STATE OF KANSAS SHALL APPLY TO ANY AND ALL MATTERS ARISING FROM OR RELATED TO THIS AGREEMENT. THE PARTIES AGREE THAT ANY LEGAL PROCEEDING BASED UPON THE PROVISIONS OF THIS AGREEMENT OR, UNLESS OTHERWISE EXPRESSLY PROVIDED THEREIN, ANY OTHER TRANSACTION DOCUMENT, SHALL BE BROUGHT EXCLUSIVELY IN EITHER THE

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UNITED STATES DISTRICT COURT OF THE DISTRICT OF KANSAS AT WICHITA, KANSAS OR IN THE EIGHTEENTH JUDICIAL DISTRICT COURT OF SEDGWICK COUNTY, KANSAS TO THE EXCLUSION OF ALL OTHER COURTS AND TRIBUNALS. NOTWITHSTANDING THE ABOVE, RACC (AT ITS SOLE OPTION) MAY INSTITUTE A LEGAL PROCEEDING IN ANY JURISDICTION AS MAY BE APPROPRIATE IN ORDER FOR RACC TO OBTAIN POSSESSION OF AND FORECLOSE UPON THE PROPERTY OR ASSET IN WHICH IT HAS A SECURED OR OWNERSHIP INTEREST. THE PARTIES CONSENT AND AGREE TO BE SUBJECT TO THE JURISDICTION OF THE AFORESAID COURTS IN SUCH PROCEEDING. THE PARTIES TO THIS AGREEMENT EACH IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTIONS IN RESPECT OF ANY TRANSACTION DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE PARTIES TO THIS AGREEMENT EACH WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH APPLICABLE STATE.

(G)	Waiver of Right to Jury Trial. ALL PARTIES TO THIS AGREEMENT HEREBY VOLUNTARILY, KNOWINGLY AND IRREVOCABLY WAIVE ANY CONSTITUTIONAL OR OTHER RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN THE EVENT OF LITIGATION CONCERNING THIS AGREEMENT.

(H)	Damages. To the extent that any party hereto is subject to liability for any breach under this Agreement or any of the other Transaction Documents, the liability of such party shall be limited to the actual and direct monetary damages caused by such breach. In no event shall any party hereto be liable for indirect, special, consequential, multiple or punitive damages, or any damage deemed to be of an indirect or consequential nature arising out of or related to its performance hereunder, whether based upon breach of contract, warranty, negligence and whether grounded in tort, contract, civil law or other theories of liability, including strict liability. To the extent that this limitation of liability conflicts with any other provision(s) in this Agreement or any of the other Transaction Documents, said provision(s) shall be regarded as amended to whatever extent required to make such provision(s) consistent with this Section 13(H).

(I)	Successors and Assigns. This Agreement shall be binding upon and enure to the benefit of RACC and Great Lakes and their respective successors and assigns, provided that Great Lakes may not assign any rights, duties or obligations hereunder. Each of the Notes and related Transaction Documents may be fully transferred by RACC at any time to any person.

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(J)	Exhibits and Schedules. All exhibits and schedules referred to herein and attached hereto are hereby incorporated by reference as an integral part of this Agreement, subject to the terms and conditions set forth herein.

(K)	Entire Agreement; Mutual Effort to Achieve Final Effectiveness. This Agreement, taken together with the additional Transaction Documents to be executed in connection herewith (as set forth herein), constitute the entire agreement between RACC and Great Lakes concerning the subject matter hereof and supersede and merge any prior written or oral agreements between RACC and Great Lakes concerning the subject matter hereof. Each of RACC and Great Lakes agrees to exercise all commercially reasonable efforts and activities as may be necessary or prudent to achieve the Continued Effectiveness Date, when and as provided in the above Section 8.

(L)	Time of Essence. Time is of the essence with respect to all of the provisions of this Agreement.

(M)	Termination of Agreement. This Agreement shall terminate upon the indefeasible payment in full in cash of all of the Obligations.

(N)	Expenses. Great Lakes will pay all of RACC’s costs and expenses in connection with the negotiation and drafting of this Agreement and the satisfaction of the Conditions to Continued Effectiveness, including, without limitation, the fees and expenses of counsel to RACC; provided, however, that the amount Great Lakes shall be required to pay pursuant to this sentence shall be capped at $80,000. Other than as set forth in the preceding sentence, each party to this Agreement shall bear its own legal, accounting and other expenses associated with the negotiation of this Agreement and the satisfaction of the Conditions to Continued Effectiveness.

[The remainder of this page is intentionally left blank.]

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In witness of the mutual promises, covenants and agreements set forth herein, the parties have caused their duly authorized officers to execute this Agreement on the day and year set forth beneath their signatures hereto.

GREAT LAKES AVIATION, LTD., an Iowa corporation

By:	/s/ Michael Matthews
Its	Chief Financial Officer
Date:	March 9, 2007

RAYTHEON AIRCRAFT CREDIT CORPORATION, a Kansas corporation

By:	/s/ Andrew Mathews
Its	President
Date:	March 9, 2007

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List of Exhibits and Schedules

Exhibit A	Form of Aircraft Note

Exhibit B	Form of Aircraft Security Agreement Amendment

Exhibit C	Form of Senior Note

Exhibit D	Form of Security Agreement Amendment

Exhibit E	Form of FAA Security Agreement Amendment

Exhibit F	Form of 120-071 Security Agreement Amendment

Exhibit G	Form of Embraer Security Agreement

Exhibit H	Equity Provisions from Existing Restructuring Agreement

Schedule 1	Aircraft Note Payment and Amortization Schedule

Schedule 2	Senior Note Payment and Amortization Schedule

Schedule 3	RACC’s Legal and Out-of-Pocket Expenses

Schedule 4	Existing Indebtedness of Great Lakes

Schedule 5	Existing Affiliate Transactions

Schedule 6	Litigation

Exhibit A

RACC

FORM OF SECOND AMENDED AND RESTATED PROMISSORY NOTE

Raytheon Aircraft Credit Corporation

1. Promise to Pay. FOR VALUE RECEIVED, the undersigned (hereinafter referred to as “Debtor”) hereby absolutely and unconditionally promises to pay to the order of Raytheon Aircraft Credit Corporation, at 101 S. Webb Street, Suite 300, Wichita, Kansas 67207 (together with its successor and assigns, hereinafter referred to as “RACC”), in lawful money of the United States of America and in immediately available funds, the principal sum of TWO MILLION ONE HUNDRED SIXTEEN THOUSAND FIVE HUNDRED SEVENTY THREE AND 70/100 DOLLARS ($2,116,573.70), together with interest on the principal amount outstanding hereunder from the date hereof as specified below, until paid in full. All payments made pursuant to this Promissory Note will be made free and clear of, and without deduction for, withholding, setoff, recoupment or counterclaim of any kind.

2. Rate of Interest; Late Payment Charge. Debtor agrees to pay to RACC interest on the unpaid principal balance hereunder, as follows:

A.	The rate of interest of this Promissory Note shall be six and three-quarters percent (6.75%) per annum.

B.	Notwithstanding the foregoing Clause A, while an Event of Default (as defined in Section 12) is continuing, the principal outstanding hereunder and, to the extent permitted by applicable law, any overdue interest or other amounts payable hereunder shall bear interest (compounded monthly and payable on demand in respect of overdue amounts) at the rate of ten percent (10%) per annum until such Event of Default has been cured or waived in writing by RACC (after as well as before judgment).

All interest shall be calculated on the basis of a 360-day year and actual days outstanding. Notwithstanding anything set forth in this Promissory Note to the contrary, in no event shall the rate of interest payable pursuant to this Section 2 be higher than the maximum amount permitted under applicable law.

3. Payment Schedule. Payment of the principal balance together with accrued interest shall be made in monthly installments payable in arrears. The first installment payment shall be due and payable to RACC on March 30, 2007. Each subsequent installment payment shall be due and payable to RACC on the 30th day of each month thereafter, until June 30, 2011, when the entire remaining balance of principal and interest shall be paid in full. The amount of each installment payment will be as set forth on Schedule 1 hereto. Notwithstanding the foregoing, in the event of loss, theft, confiscation or substantial damage to the Aircraft, Debtor shall pay all amounts owing under this Promissory Note within thirty (30) days following demand by RACC.

4. Taxes. All payments (whether of principal, interest or otherwise) made by Debtor to RACC pursuant to this Promissory Note will be free and clear of and without deduction for any taxes, levies, duties, charges, fees or withholdings of any nature, provided, however, that taxes based on the net income of RACC are specifically excluded from the provisions of this Section 4. If Debtor is required by law to make any such deduction or withholding, the sum due from Debtor will be increased to the extent necessary to ensure that RACC receives a sum equal to what it would have received had no such deduction or withholding been required. Within thirty (30) days after Debtor has made any payment from which it is required by law to make any deduction or withholding, Debtor will deliver to RACC a receipt issued by the applicable tax or other authority evidencing the deduction or withholding.

5. Prepayment. Subject to the provisions of Section 6 of the Amended and Restated Restructuring Agreement dated as of March 9, 2007 (as amended and in effect from time to time, the “Restructuring Agreement”) between Debtor and RACC, Debtor may prepay this obligation in part or in full at any time without any premium or penalty. Any partial prepayment shall be first applied to accrued interest and then to the installments of principal in inverse order of maturity.

6. Disclaimer. If the Aircraft (as hereinafter defined) does not operate as warranted, becomes obsolete, or the Aircraft is unsatisfactory for any reason whatsoever, Debtor shall make all claims on account thereof solely against RAC and not against RACC and Debtor shall nevertheless pay all sums payable hereunder. Debtor acknowledges that neither RAC nor any sales representative or agent thereof, is an agent of RACC and no agreement or representation as to the Aircraft or any other matter by any such sales representative or agent of RAC shall in any way affect Debtor’s obligations hereunder.

DEBTOR HAS SELECTED THE AIRCRAFT AND NEGOTIATED ALL DOCUMENTS RELATING TO THE PURCHASE THEREOF ALL INDEPENDENTLY FROM RACC AND WITHOUT ANY PROMPTING, REFERRAL OR SUGGESTION FROM RACC. RACC HAS SOLELY PROVIDED A FINANCIAL ACCOMMODATION TO DEBTOR UNDER THIS NOTE AND HAS NOT ACTED AS AND SHALL NOT BE CONSTRUED TO HAVE ACTED AS ADVISOR, ARRANGER, PROMOTER OR GUARANTOR WITH RESPECT TO THE PURCHASE OF THE AIRCRAFT FROM RAC OR ANY ASPECT THEREOF.

7. Representations and Warranties. Debtor represents and warrants to RACC on the date hereof that:

(a)	Debtor is and will remain duly organized, existing and in good standing under the laws of its jurisdiction of organization and in every jurisdiction wherever necessary to carry on its business and operations;

(b)	Debtor has adequate power and capacity to enter into this Promissory Note and the Security Agreement Amendment, and to perform its Obligations under this Promissory Note and the Security Agreement and has full rights and lawful authority to grant the security interest described in the Security Agreement;

(c)	upon execution and delivery of this Promissory Note and the Security Agreement Amendment, each of this Promissory Note and the Security Agreement (collectively, the “Transaction Documents”) shall constitute the legal, valid and binding obligation of Debtor, enforceable in accordance with its terms;

(d)	Debtor has good and marketable title to the Collateral, subject only to liens or created by RACC;

(e)	there are no legal or other proceedings or investigations pending or threatened against Debtor before any court, tribunal or regulatory authority which would, if adversely determined, alone or together, have any materially adverse effect on the Collateral or the financial condition or business operations of Debtor or material impairment of the ability of Debtor to perform its obligations under any of the Transaction Documents (hereinafter referred to as a “Materially Adverse Effect”);

(f)	the execution, delivery, performance of its obligations, and exercise of its rights under this Promissory Note and the Security Agreement by Debtor, including borrowing under this Promissory Note, (i) do not require any permit, license or exemption from, approval, consent of, registration or filing with any local, state or federal governmental or regulatory agency or authority, required under applicable law, or with any other entity or person (each, a “Consent”); (ii) are not and will not be in conflict with or prohibited or prevented by any law, treaty, rule, regulation or determination of an arbitrator, court, or other governmental authority, in each case applicable to or binding upon Debtor or affecting any of its property (each a “Requirement of Law”); (iii) will not violate any of Debtor’s organizational documents or any judgment, order, law or regulation applicable to Debtor; and (iv) will not result in any breach of, or constitute a default under, or result in the creation of any lien, claim or encumbrance on any of Debtor’s property (except for liens in favor of RACC) pursuant to any indenture, mortgage, deed of trust, bank loan, credit agreement or other agreement or instrument to which Debtor is a party;

(g)	Debtor is not in violation of (i) any instrument or agreement, in each case binding on it or affecting its property, or (i) any Requirement of Law, in a manner which could have a Materially Adverse Effect;

(h)	RACC has a first-priority perfected security interest in the Collateral, subject only to liens permitted hereunder or under the Security Agreement and entitled to priority under applicable law, with no financing statements, mortgages or similar filings on record anywhere which conflict with such first-priority interest;

(i)	Debtor has no pending claims, and does not have knowledge of any facts upon which a future claim may be based, against any prior owner or RAC for breach of warranty or otherwise; and

(j)	All information and statements made in any financial or credit statement or application for credit provided by Debtor to RACC are true and correct and

Debtor acknowledges that RACC has relied upon such information and statements in making this loan.

8. Covenants. Debtor covenants and agrees that, until the payment and satisfaction in full of all the obligations of and amounts owed by Debtor under this Promissory Note and the Security Agreement, Debtor will:

(a)	keep true and accurate books of account with respect to the Collateral and to permit RACC or its designated representatives to inspect the Collateral and the Aircraft and to examine and be advised as to such records upon the request of RACC;

(b)	comply with all Requirements of Law;

(c)	notify RACC promptly in writing of (i) the occurrence of any default or Event of Default, (ii) any change of name or address of Debtor, (iii) any threatened or pending litigation or similar proceeding affecting Debtor or any material change in any such litigation or proceeding previously reported and (iv) any claims of any nature against the Collateral or the Aircraft; and

(d)	cooperate with RACC, take such action, execute such documents, and provide such information as RACC may from time to time request in order further to effect the transactions contemplated by and the purposes of this Promissory Note and the Security Agreement.

9. Security Agreement. To secure the payment and performance of all of the obligations due RACC by Debtor under this Promissory Note and any renewals, extensions or changes hereof and of any and all other indebtedness of Debtor to RACC, either direct or indirect, absolute or contingent, whether now existing or hereafter arising, including all such obligations that would become due but for the operation of the automatic stay pursuant to §362(a) of the Federal Bankruptcy Code and the operation of §§502(b) and 506(b) of the Federal Bankruptcy Code and including, without limitation, post-petition interest, and including, without limitation, all “Obligations” as defined in the Restructuring Agreement (collectively, the “Obligations”), Debtor executed an Amended and Restated Security Agreement dated as of December 31, 2002, as amended by a First Amendment to Amended and Restated Security Agreement of even date herewith (as so amended and as may be further amended and in effect from time to time, the “Security Agreement”), granting RACC a security interest in the following described aircraft previously purchased by Debtor with the proceeds of the loan evidenced by this Promissory Note and the other property described below and in all additions and accessions thereto and substitutions and replacements thereof, all unearned insurance premiums and insurance proceeds and the proceeds of all of the foregoing (all of said property is hereinafter collectively referred to as the “Collateral”):

A.

Raytheon Aircraft Company Aircraft Model 1900D, Serial Number             , Registration Number              (the “Aircraft”), together with all other property used in the operation of the Aircraft or reflecting use or maintenance of the Aircraft, including but not limited to all engines, propellers, instruments, avionics, equipment and accessories attached to, connected with, located in or removed from the Aircraft and all logs, manuals and maintenance records.

Aircraft Engines: Make: Pratt & Whitney; Model: PT6A-67D; Shaft Horsepower: over 750; Serial Number (L):             ; Serial Number (R):             , together with any replacement engines.

Aircraft Propellers: Hub Make: Hartzell; Hub Model: HC-E4A-3; Hub Serial Number (L):             ; Hub Serial Number (R):             , together with any replacement propellers.

B.	All contracts and agreements of every kind (oral and written), contract rights, rights to receive payments, goods or services of every kind, general intangibles, chattel paper and accounts, whether now existing or owned or hereafter arising or acquired, governing, relating to or arising out of Debtor’s right, title or interest in the Aircraft.

C.	All proceeds of the foregoing, including, without limitation, all contract rights, general intangibles, accounts, cash, and goods, all payments under any insurance covering the Aircraft and any of its engines, propellers, equipment, accessories and accessions.

The security interest granted in the Security Agreement is a purchase money security interest under the Kansas Uniform Commercial Code.

10. Purpose of Loan; Usury. The purpose of the Amended and Restated Promissory Note dated as of December 31, 2002 issued by the Debtor to RACC (the “Existing Note”) was to refinance the Debtor’s acquisition of the Aircraft. This Promissory Note amends and restates and has been issued in substitution as a replacement for the Existing Note. Nothing contained herein or in any other document shall be construed to constitute the payment or discharge of the Existing Note or to release or terminate any lien, mortgage, pledge or other security interest in favor of RACC relating to the Existing Note. Debtor warrants and represents to RACC that this loan is for business and commercial purposes and not for personal, family, household or agricultural purposes. It is agreed, notwithstanding any provision to the contrary in this Promissory Note or the Security Agreement, in no event will this Promissory Note or the Security Agreement require the payment of interest or charges in excess of the maximum amount permitted by applicable law (the “Maximum Rate”) and the payment of obligations of Debtor under this Promissory Note and the Security Agreement are hereby limited accordingly. If under any circumstances, whether by reason of advancement or acceleration of the maturity of the unpaid principal balance hereof or otherwise, the aggregate amounts paid on this Promissory Note or pursuant to the Security Agreement shall include amounts which by law are deemed interest and would exceed the Maximum Rate, Debtor stipulates that payment and collection of such excess amounts shall have been and will be deemed to have been the result of a mistake on the part of both Debtor and RACC, and RACC shall promptly credit such excess (to the extent only of such payments in excess of the Maximum Rate) against the unpaid principal balance hereof and any portion of such excess payments not capable of being so credited shall be refunded to Debtor.

11. Principals and Waivers. All signers, makers, guarantors, endorsers and sureties hereof are to be regarded as principals, jointly and severally. Every maker, endorser, guarantor and surety hereof hereby waives presentment, demand for payment, notice of non-payment, notice of dishonor, and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Promissory Note, protest and impairment of collateral, as well as diligence in collecting this Promissory Note or enforcing any of the security therefor, and consents to all extensions, deferrals, partial payments and refinancings hereof before or after maturity.

12. Events of Default; Acceleration. If any of the following events (each an “Event of Default”) shall occur:

(a)	Debtor shall fail to pay any principal of or interest on this Promissory Note or any other sum due under this Promissory Note or any other note or other agreement between Debtor and RACC when the same becomes due and such failure shall continue for ten (10) days beyond the due date of such payment;

(b)	Debtor shall fail to perform any term, covenant or agreement contained in any of the Transaction Documents and such failure shall continue for thirty (30) days after written notice;

(c)	Debtor shall fail to maintain insurance pursuant to terms of the Security Agreement;

(d)	any representation or warranty of Debtor in any of the Transaction Documents or in any certificate or notice given in connection therewith shall have been false or misleading in any material respect at the time made or deemed to have been made;

(e)	Debtor shall be in default under any agreement or agreements evidencing (i) any other debt and similar monetary obligations (including, without limitation, capitalized leases, synthetic leases or securitization transactions) (collectively, “Indebtedness”) owing to RACC or any affiliates of RACC, including, without limitation, Raytheon Travel Air Company, or (ii) any other Indebtedness in excess of $100,000.00 in aggregate principal amount, or shall fail to pay any such Indebtedness when due or within any applicable period of grace;

(f)	any of the Transaction Documents shall cease to be in full force and effect;

(g)	Debtor (i) shall make an assignment for the benefit of creditors; (ii) shall be adjudicated bankrupt or insolvent; (iii) shall seek the appointment of, or be the subject of an order appointing, a trustee, liquidator or receiver as to all or part of its assets, (iv) shall commence, approve or consent to, any case or proceeding under any bankruptcy, reorganization or similar law and, in the case of an involuntary case or proceeding, such case or proceeding is not dismissed within forty-five (45) days following the commencement thereof, or (v) shall be the subject of an order for relief in an involuntary case under federal bankruptcy law;

(h)	Debtor shall be unable to pay its debts as they mature;

(i)	there shall remain undischarged for more than thirty (30) days any final judgment or execution action against Debtor that, together with other outstanding claims and execution actions against Debtor exceeds $100,000.00 in the aggregate;

(j)	the prospect of payment or performance by Debtor of realization on the Collateral, in the reasonable opinion of RACC, is or becomes significantly impaired; or

(k)	Debtor (i) sells, transfers or disposes of all or substantially all of its respective stock, assets or property, (ii) becomes the subject of, or engages in, a leveraged buy-out, or (iii) terminates its existence by merger, reorganization or consolidation; or if, for any reason, including, without limitation, as a result of a stock issuance or other capital event, there is a change in control of forty percent (40%) or more of Debtor’s voting capital stock issued and outstanding from time to time on a fully-diluted basis (and taking into account all voting capital stock than any persons have the right to acquire pursuant to any option or conversion rights); or

(l)	an Event of Default as defined in the Restructuring Agreement shall occur;

THEN, or at any time thereafter:

(1)	In the case of any Event of Default under clauses (g) or (h), the entire unpaid principal amount of this Promissory Note, all interest accrued and unpaid thereof, and all other amounts payable hereunder and under the Security Agreement, as well as any other indebtedness or liability of Debtor owed to RACC, shall automatically become forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Debtor; and

(2)	In the case of any Event of Default other than under clauses (g) or (h), RACC may, by written notice to Debtor, declare the unpaid principal amount of this Promissory Note, all interest accrued and unpaid thereof, and all other amounts payable hereunder and under the Security Agreement, as well as any other indebtedness or liability of Debtor owed to RACC, to be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Debtor.

In addition to and without in any way limiting the foregoing, upon the occurrence of an Event of Default or at any time thereafter, RACC may employ all remedies allowed by law, including, without limitation, those available to a secured party under the Uniform Commercial Code. No remedy herein conferred upon RACC is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and in addition to every other remedy hereunder, now or hereafter existing at law or in equity or otherwise.

13. Obligations Absolute. Debtor’s payment and performance obligations under this Promissory Note are absolute and unconditional. Any claim that Debtor may now or hereafter have against RACC or any affiliate thereof arising out of or in connection with the Aircraft, any of the other Collateral or any other matter shall not affect or excuse the unconditional obligation of Debtor to make any payment required to be made to RACC under this Promissory Note or the Security Agreement, and shall not be used or asserted as a defense to payment of such obligation or as set-off, counterclaim or deduction against such payment. RACC shall have no obligation or responsibility with respect to any dispute that may arise between Debtor and any such foregoing person, and no such dispute shall prevent RACC from taking such action as it may deem appropriate in order to preserve, protect or enforce its rights hereunder.

14. Debtor’s Agreement to Pay Enforcement Costs, etc. Debtor further agrees to pay to RACC, on demand, all costs and expenses (including court costs and legal expenses) incurred or expended by RACC in connection with the Obligations, this Promissory Note and the enforcement hereof, together with interest on amounts recoverable under this Section 14 from the time when such amounts become due until payment, whether before or after judgment, at the Default Interest Rate, provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

15. Waiver of Default. No waiver by RACC of any default shall be effective unless in writing, nor operate as a waiver of any other default or of the same default in the future.

16. Change of Address. Debtor will notify RACC in writing of any change of address from that shown herein within 10 days of such change.

17. GOVERNING LAW AND CHOICE OF FORUM. THIS PROMISSORY NOTE WAS MADE AND ENTERED INTO IN THE STATE OF KANSAS AND THE LAW GOVERNING THIS TRANSACTION SHALL BE THAT OF THE STATE OF KANSAS AS IT MAY FROM TIME TO TIME EXIST. THE PARTIES AGREE THAT ANY LEGAL PROCEEDING BASED UPON THE PROVISIONS OF THIS PROMISSORY NOTE SHALL BE BROUGHT EXCLUSIVELY IN EITHER THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF KANSAS AT WICHITA, KANSAS, OR IN THE EIGHTEENTH JUDICIAL DISTRICT COURT OF SEDGWICK COUNTY, KANSAS, TO THE EXCLUSION OF ALL OTHER COURTS AND TRIBUNALS. NOTWITHSTANDING THE ABOVE, IN THE EVENT AN EVENT OF DEFAULT SHOULD OCCUR, RACC (AT ITS SOLE OPTION) MAY INSTITUTE LEGAL PROCEEDINGS IN ANY JURISDICTION AS MAY BE APPROPRIATE IN ORDER FOR RACC TO OBTAIN POSSESSION OF THE COLLATERAL. THE PARTIES HEREBY CONSENT AND AGREE TO BE SUBJECT TO THE JURISDICTION OF THE AFORESAID COURTS IN SUCH PROCEEDINGS. THE PARTIES EACH IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS PROMISSORY NOTE OR OTHER DOCUMENT RELATED THERETO. THE PARTIES EACH WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT

OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH APPLICABLE STATE.

18. WAIVER OF RIGHT TO JURY TRIAL. ALL PARTIES TO THIS PROMISSORY NOTE HEREBY VOLUNTARILY, KNOWINGLY AND IRREVOCABLY WAIVE ANY CONSTITUTIONAL OR OTHER RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN THE EVENT OF LITIGATION CONCERNING THIS PROMISSORY NOTE.

19. Damages. To the extent that any party hereto is subject to liability for any breach under this Promissory Note, the liability of such party shall be limited to the actual and direct monetary damages caused by such breach. In no event shall any party hereto be liable for indirect, special, consequential, multiple or punitive damages, or any damage deemed to be of an indirect or consequential nature arising out of or related to its performance hereunder, whether based upon breach of contract, warranty, negligence and whether grounded in tort, contract, civil law or other theories of liability, including strict liability. To the extent that this limitation of liability conflicts with any other provision(s) in this Promissory Note, said provision(s) shall be regarded as amended to whatever extent required to make such provision(s) consistent with this Section 19.

20. Enforceability. The unenforceability of any provision hereof shall not affect the validity of any other provision hereof.

21. Binding Agreement. All obligations of Debtor hereunder shall bind the heirs, agents and attorneys-in-fact, successors and assigns of Debtor. If there be more than one Debtor, their liabilities shall be joint and several. All rights of RACC hereunder shall inure to the benefit of its successors and assigns.

22. Assignment. RACC may transfer or assign all or any part of its interest in this Promissory Note, including any guaranties, without the consent of Debtor or any other party. Debtor shall not sell, assign, transfer, encumber or convey any of its interests in the Collateral or in this Promissory Note without the prior written consent of RACC.

23. Entire Agreement. This Promissory Note, the Security Agreement and the Restructuring Agreement constitute the entire agreement between and among the parties with respect to the subject matter hereof. There are no verbal understandings, agreements, representations or warranties not expressly set forth herein. None of this Promissory Note, the Security Agreement and the Restructuring Agreement shall be changed orally, but only by writing signed by the parties hereto.

[The remainder of this page is intentionally left blank.]

DEBTOR HEREIN ACKNOWLEDGES THAT IT HAS READ AND FULLY UNDERSTANDS ALL OF THE TERMS AND CONDITIONS OF THIS PROMISSORY NOTE. BY EXECUTION HEREOF, THE UNDERSIGNED HEREBY CERTIFIES THAT HE/SHE IS DULY AUTHORIZED TO EXECUTE THIS PROMISSORY NOTE IN THE CAPACITY STATED BELOW.

Executed as of this          day of March, 2007.

Debtor:	Great Lakes Aviation, Ltd.

	(signature)	(title)

Address:	1022 Airport Parkway Cheyenne, Wyoming 82001

Raytheon Aircraft Credit Corporation

By:
“RACC”

Schedule 1

Aircraft Note Payment and Amortization Schedule

APR	6.75%
	Event	Amount	Number
1	Loan	2,116,573.70	1
2	Balloon Payment	1,306,674.84	52

AMORTIZATION SCHEDULE – Normal Amortization, 360 Day Year

#		Payment	Interest	Principal	Balance
Loan					2,116,573.70
1	30-Mar-07	22,181.23	8,334.01	13,847.22	2,102,726.48
2	30-Apr-07	25,500.00	12,222.10	13,277.90	2,089,448.58
3	30-May-07	25,500.00	11,753.15	13,746.85	2,075,701.73
4	30-Jun-07	25,500.00	12,065.02	13,434.98	2,062,266.75
5	30-Jul-07	25,500.00	11,600.25	13,899.75	2,048,367.00
6	30-Aug-07	25,500.00	11,906.13	13,593.87	2,034,773.13
7	30-Sep-07	25,500.00	11,827.12	13,672.88	2,021,100.25
8	30-Oct-07	25,500.00	11,368.69	14,131.31	2,006,968.94
9	30-Nov-07	25,500.00	11,665.51	13,834.49	1,993,134.45
10	30-Dec-07	25,500.00	11,211.38	14,288.62	1,978,845.83
11	30-Jan-08	25,500.00	11,502.04	13,997.96	1,964,847.87
12	29-Feb-08	25,500.00	11,052.27	14,447.73	1,950,400.14
13	30-Mar-08	25,500.00	10,971.00	14,529.00	1,935,871.14
14	30-Apr-08	25,500.00	11,252.25	14,247.75	1,921,623.39
15	30-May-08	25,500.00	10,809.13	14,690.87	1,906,932.52
16	30-Jun-08	25,500.00	11,084.05	14,415.95	1,892,516.57
17	30-Jul-08	25,500.00	10,645.41	14,854.59	1,877,661.98
18	30-Aug-08	25,500.00	10,913.91	14,586.09	1,863,075.89
19	30-Sep-08	25,500.00	10,829.13	14,670.87	1,848,405.02
20	30-Oct-08	25,500.00	10,397.28	15,102.72	1,833,302.30
21	30-Nov-08	25,500.00	10,656.07	14,843.93	1,818,458.37
22	30-Dec-08	25,500.00	10,228.83	15,271.17	1,803,187.20
23	30-Jan-09	25,500.00	10,481.03	15,018.97	1,788,168.23
24	28-Feb-09	25,500.00	9,723.16	15,776.84	1,772,391.39
25	30-Mar-09	25,500.00	9,969.70	15,530.30	1,756,861.09
26	30-Apr-09	25,500.00	10,211.75	15,288.25	1,741,572.84
27	30-May-09	25,500.00	9,796.35	15,703.65	1,725,869.19
28	30-Jun-09	25,500.00	10,031.61	15,468.39	1,710,400.80
29	30-Jul-09	25,500.00	9,621.00	15,879.00	1,694,521.80
30	30-Aug-09	25,500.00	9,849.41	15,650.59	1,678,871.21
31	30-Sep-09	25,500.00	9,758.44	15,741.56	1,663,129.65
32	30-Oct-09	25,500.00	9,355.10	16,144.90	1,646,984.75
33	30-Nov-09	25,500.00	9,573.10	15,926.90	1,631,057.85

34	30-Dec-09	25,500.00	9,174.70	16,325.30	1,614,732.55
35	30-Jan-10	25,500.00	9,385.63	16,114.37	1,598,618.18
36	28-Feb-10	25,500.00	8,692.49	16,807.51	1,581,810.67
37	30-Mar-10	25,500.00	8,897.68	16,602.32	1,565,208.35
38	30-Apr-10	25,500.00	9,097.77	16,402.23	1,548,806.12
39	30-May-10	25,500.00	8,712.03	16,787.97	1,532,018.15
40	30-Jun-10	25,500.00	8,904.86	16,595.14	1,515,423.01
41	30-Jul-10	25,500.00	8,524.25	16,975.75	1,498,447.26
42	30-Aug-10	25,500.00	8,709.72	16,790.28	1,481,656.98
43	30-Sep-10	25,500.00	8,612.13	16,887.87	1,464,769.11
44	30-Oct-10	25,500.00	8,239.33	17,260.67	1,447,508.44
45	30-Nov-10	25,500.00	8,413.64	17,086.36	1,430,422.08
46	30-Dec-10	25,500.00	8,046.12	17,453.88	1,412,968.20
47	30-Jan-11	25,500.00	8,212.88	17,287.12	1,395,681.08
48	28-Feb-11	25,500.00	7,589.02	17,910.98	1,377,770.10
49	30-Mar-11	25,500.00	7,749.96	17,750.04	1,360,020.06
50	30-Apr-11	25,500.00	7,905.12	17,594.88	1,342,425.18
51	30-May-11	25,500.00	7,551.14	17,948.86	1,324,476.32
52	30-Jun-11	25,500.00	7,698.52	17,801.48	1,306,674.84

Exhibit B

FORM OF FIRST AMENDMENT TO AMENDED AND RESTATED

SECURITY AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED SECURITY AGREEMENT is entered into as of March __, 2007 (this “Amendment”), by and between Great Lakes Aviation Ltd., as debtor (the “Debtor”), and Raytheon Aircraft Credit Corporation (the “Secured Party”).

W I T N E S S E T H :

WHEREAS, Debtor and Secured Party are parties to an existing amended and restated security agreement that is described and defined on Exhibit A attached hereto and referred to as the “Security Agreement” (capitalized terms used and not defined herein shall have the meanings ascribed thereto in the Security Agreement);

WHEREAS, Debtor has entered into an Amended and Restated Restructuring Agreement dated as of March 9, 2007 with the Secured Party (as amended and in effect from time to time, the “2007 Restructuring Agreement”) whereby, among other things, the Secured Party has agreed to restructure the indebtedness evidenced by the Amended and Restated Promissory Note dated as of December 31, 2002 of Debtor issued to Secured Party and referred to in the Security Agreement as the Promissory Note (the “Existing Promissory Note”);

WHEREAS, as part of such Restructuring Agreement, Debtor has issued in substitution as replacement for the Existing Note, a Second Amended and Restated Promissory Note dated as of the date hereof (the “2007 Promissory Note”);

WHEREAS, the parties intend by this instrument to amend the Security Agreement as of the date hereof to specifically reflect that (i) the references in the Security Agreement to the “Restructuring Agreement” are to the 2007 Restructuring Agreement and (ii) the references to the “Promissory Note” are to the 2007 Promissory Note, all on the terms set forth in this Amendment;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto agree as follows:

1.	The definition of the “Promissory Note” in the Security Agreement is hereby amended to mean the 2007 Promissory Note, as it may be amended or amended and restated and in effect from time to time.

2.	The definition of the “Restructuring Agreement” in the Security Agreement is hereby amended to mean the 2007 Restructuring Agreement, as it may be amended or amended and restated and in effect from time to time.

3.	Except as modified and supplemented hereby, the Security Agreement remains in full force and effect and is hereby ratified and confirmed.

4.	THIS AMENDMENT WAS MADE AND ENTERED INTO IN THE STATE OF KANSAS AND THE LAW GOVERNING THIS TRANSACTION SHALL BE THAT OF THE STATE OF KANSAS AS IT MAY FROM TIME TO TIME EXIST. THE PARTIES AGREE THAT ANY LEGAL PROCEEDING BASED UPON THE PROVISIONS OF THIS AMENDMENT OR THE SECURITY AGREEMENT AS AMENDED HEREBY SHALL BE BROUGHT EXCLUSIVELY IN EITHER THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF KANSAS AT WICHITA, KANSAS, OR IN THE EIGHTEENTH JUDICIAL DISTRICT COURT OF SEDGWICK COUNTY, KANSAS, TO THE EXCLUSION OF ALL OTHER COURTS AND TRIBUNALS. NOTWITHSTANDING THE ABOVE, IN THE EVENT AN “EVENT OF DEFAULT” SHOULD OCCUR, RACC (AT ITS SOLE OPTION) MAY INSTITUTE A LEGAL PROCEEDING IN ANY JURISDICTION AS MAY BE APPROPRIATE IN ORDER FOR RACC TO OBTAIN POSSESSION OF THE COLLATERAL. THE PARTIES HEREBY CONSENT AND AGREE TO BE SUBJECT TO THE JURISDICTION OF THE AFORESAID COURTS IN SUCH PROCEEDINGS. THE PARTIES EACH IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AMENDMENT, THE SECURITY AGREEMENT AS AMENDED HEREBY OR OTHER DOCUMENT RELATED THERETO. THE PARTIES EACH WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH APPLICABLE STATE.

5.	ALL PARTIES TO THIS AMENDMENT HEREBY VOLUNTARILY, KNOWINGLY AND IRREVOCABLY WAIVE ANY CONSTITUTIONAL OR OTHER RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN THE EVENT OF LITIGATION CONCERNING THIS AMENDMENT OR THE SECURITY AGREEMENT AS AMENDED HEREBY.

6.	This Amendment may be executed and delivered by the parties hereto in separate counterparts, each of which when executed and delivered, shall be an original, but all such counterparts shall together constitute but one and the same instrument.

[The remainder of this page is intentionally left blank.]

Executed as of this          day of March, 2007, at Wichita, Kansas.

GREAT LAKES AVIATION, LTD.	RAYTHEON AIRCRAFT CREDIT CORPORATION

By:	By:

Name:	Name:

Title:	Title:

EXHIBIT A

Security Agreement

Amended and Restated Security Agreement dated as of December 31, 2002 by and between Great Lakes Aviation, Ltd., as debtor, and Raytheon Aircraft Credit Corporation, as secured party, recorded by the Federal Aviation Administration Aircraft Registry on                  as Conveyance Number                 .

Exhibit C

RACC

FORM OF SENIOR NOTE

Raytheon Aircraft Credit Corporation

1. Restructuring Agreement. Reference is hereby made to that certain Amended and Restated Restructuring Agreement (as amended and in effect from time to time, the “Restructuring Agreement”), dated as of March 9, 2007 by and between Great Lakes Aviation, Ltd., an Iowa corporation (the “Debtor”), and Raytheon Aircraft Credit Corporation, a Kansas corporation (“RACC”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Restructuring Agreement.

2. Promise to Pay. FOR VALUE RECEIVED, the undersigned hereby absolutely and unconditionally promises to pay to the order of RACC, at 101 S. Webb Street, Suite 300, Wichita, Kansas 67207 (together with its successor and assigns hereinafter referred to as “RACC”), in lawful money of the United States of America and in immediately available funds, the principal sum of THIRTEEN MILLION ONE HUNDRED SEVENTY FOUR THOUSAND SEVEN HUNDRED FIFTY FOUR AND 62/100 DOLLARS (the “Principal Sum”). All payments made pursuant to this promissory note (this “Promissory Note”) will be made free and clear of, and without deduction for, withholding, setoff, recoupment or counterclaim of any kind.

3. Interest Rate. In addition to Debtor’s payment of the Principal Sum, Debtor shall pay interest to RACC on the outstanding Principal Sum at the rate of seven percent (7.00%) per annum. The annual rate of interest applicable hereunder from time to time, as specified above, is referred to herein as the “Interest Rate.” All interest shall be calculated on the basis of a 360-day year and actual days outstanding. Notwithstanding anything set forth in this Promissory Note to the contrary, in no event shall the rate of interest payable pursuant to this Section 3 be higher than the maximum amount permitted under applicable law.

4. Late Payment Charge. While an Event of Default (as defined below) is continuing, Debtor agrees to pay to RACC interest on the unpaid principal balance hereunder or other amounts payable hereunder (compounded monthly and payable on demand in respect of overdue amounts) at the rate of ten percent (10%) per annum (the “Default Interest Rate”) until such Event of Default has been cured or waived in writing by RACC (after as well as before judgment).

5. Payment Schedule. Payment of accrued interest on the outstanding Principal Sum shall be payable monthly in arrears on the 30th day of each month commencing on March 30, 2007. Commencing with the calendar quarter ending on June 30, 2007, payment of the outstanding Principal Sum together with accrued interest shall be made in quarterly installments payable in arrears. Each installment payment shall be due and payable to RACC on March 30, June 30, September 30 and December 30 of each year, until December 30, 2015 (the “Due Date”)

when the entire remaining outstanding amount of the Principal Sum and interest shall be paid in full. The amount of each installment payment will be as set forth in Schedule 1 hereto.

6. Taxes. All payments (whether of principal, interest or otherwise) made by Debtor to RACC pursuant to this Promissory Note will be free and clear of and without deduction for any taxes, levies, duties, charges, fees or withholdings of any nature, provided, however, that taxes based on the net income of RACC are specifically excluded from the provisions of this Section 6. If Debtor is required by law to make any such deduction or withholding, the sum due from Debtor will be increased to the extent necessary to ensure that RACC receives a sum equal to what it would have received had no such deduction or withholding been required. Within thirty (30) days after Debtor has made any payment from which it is required by law to make any deduction or withholding, Debtor will deliver to RACC a receipt issued by the applicable tax or other authority evidencing the deduction or withholding.

7. Prepayment. This Promissory Note shall be subject to mandatory prepayment from Excess Cash as provided in Section 6(A) of the Restructuring Agreement. In addition, Debtor may prepay this obligation in part or in full at any time without any premium or penalty. Any partial prepayment shall be applied to the installments of principal in inverse order of maturity and in accordance with Section 6(C) of the Restructuring Agreement.

8. Covenants. Debtor covenants and agrees that, until the payment and satisfaction in full of all the obligations of and amounts owed by Debtor under this Promissory Note, Debtor will:

(a) furnish RACC with such financial information with respect to Debtor or the collateral described in the Security Agreements and in Section 7 of the Restructuring Agreement (the “Collateral”) as RACC may reasonably request;

(b) keep true and accurate books of account with respect to the Collateral and to permit RACC or its designated representatives to inspect the Collateral and the Aircraft and to examine and be advised as to such records upon the request of RACC;

(c) comply with any law, treaty, rule, regulation or determination of an arbitrator, court, or other governmental authority, in each case applicable to or binding upon Debtor or affecting any of its property;

(d) notify RACC promptly in writing of (i) the occurrence of any Default or Event of Default, (ii) any change of name or address of Debtor, (iii) any threatened or pending litigation or similar proceeding affecting Debtor or any material change in any such litigation or proceeding previously reported and (iv) any claims of any nature against the Collateral or the Aircraft; and

(e) cooperate with RACC, take such action, execute such documents, and provide such information as RACC may from time to time request in order further to effect the transactions contemplated by and the purposes of this Promissory Note and the other Transaction Documents.

9. Security Agreement. The payment and performance of all of the Obligations due RACC by Debtor under this Promissory Note, and any renewals, extensions or changes hereof, including all such Obligations that would become due but for the operation of the automatic stay pursuant to section 362(a) of the Federal Bankruptcy Code and the operation of sections 502(b) and 506(b) of the Federal Bankruptcy Code and including, without limitation, post-petition interest (collectively, the “Obligations”), shall be secured by the Corporate Security Documents, the Aircraft Security Agreements, the 120-071 Security Agreement, the Embraer Security Agreements, and any other collateral security now or hereafter granted to RACC by the Debtor.

10. Purpose of Loan; Usury. Debtor warrants and represents to RACC that this loan is for business and commercial purposes and not for personal, family, household or agricultural purposes. The purpose of this Promissory Note is to refinance the indebtedness outstanding under the Existing Senior Note and the Existing Subordinated Note. This Promissory Note has been issued in substitution as a replacement for the Existing Senior Note and the Existing Subordinated Note. Nothing contained herein or in any other document shall be construed to constitute the payment or discharge of the Existing Senior Note or the Existing Subordinated Note or to release or terminate any lien, mortgage, pledge or other security interest in favor of RACC relating to the Existing Senior Note or the Existing Subordinated Note. It is agreed, notwithstanding any provision to the contrary in any of the Transaction Documents, in no event will this Promissory Note require the payment of interest or charges in excess of the maximum amount permitted by applicable law (the “Maximum Rate”) and the payment of obligations of Debtor under this Promissory Note are hereby limited accordingly. If under any circumstances, whether by reason of advancement or acceleration of the maturity of the unpaid principal balance hereof or otherwise, the aggregate amounts paid on this Promissory Note shall include amounts which by law are deemed interest and would exceed the Maximum Rate, Debtor stipulates that payment and collection of such excess amounts shall have been and will be deemed to have been the result of a mistake on the part of both Debtor and RACC, and RACC shall promptly credit such excess (to the extent only of such payments in excess of the Maximum Rate) against the unpaid principal balance hereof and any portion of such excess payments not capable of being so credited shall be refunded to Debtor.

11. Waiver. The Debtor hereby waives presentment, demand for payment, notice of non-payment, notice of dishonor, and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Promissory Note, protest and impairment of collateral, as well as diligence in collecting this Promissory Note or enforcing any of the security therefor, and consents to all extensions, deferrals, partial payments and refinancings hereof before or after maturity.

12. Events of Default; Acceleration. If any of the following events (each an “Event of Default”) shall occur:

(a) Debtor shall fail to pay any principal of interest on this Promissory Note or any other sum due under this Promissory Note, any Transaction Document, or any other note or other agreement between Debtor and RACC when the same becomes due and such failure shall continue for ten (10) days beyond the due date of such payment;

(b) Debtor shall fail to perform any term, covenant or agreement contained in any of the Transaction Documents and such failure shall continue for thirty (30) days after written notice;

(c) any representation or warranty of Debtor in any of the Transaction Documents or in any certificate or notice given in connection therewith shall have been false or misleading in any material respect at the time made or deemed to have been made;

(d) Debtor shall be in default under any agreement or agreements evidencing

(e) any other debt and similar monetary obligations (including, without limitation, capitalized leases, synthetic leases or securitization transactions) (collectively, “Indebtedness”) owing to RACC or any of its affiliates, or (ii) any other Indebtedness in excess of $100,000.00 in aggregate principal amount, or shall fail to pay any such Indebtedness when due or within any applicable period of grace;

(f) Debtor (i) shall make an assignment for the benefit of creditors; (ii) shall be adjudicated bankrupt or insolvent; (iii) shall seek the appointment of, or be the subject of an order appointing, a trustee, liquidator or receiver as to all or part of its assets, (iv) shall commence, approve or consent to, any case or proceeding under any bankruptcy, reorganization or similar law and, in the case of an involuntary case or proceeding, such case or proceeding is not dismissed within forty-five (45) days following the commencement thereof, or (v) shall be the subject of an order for relief in an involuntary case under federal bankruptcy law;

(g) Debtor shall be unable to pay its debts as they mature;

(h) there shall remain undischarged for more than thirty (30) days any final judgment or execution action against Debtor that, together with other outstanding claims and execution actions against Debtor, respectively, exceeds $100,000.00 in the aggregate;

(i) the prospect of payment or performance by Debtor or realization on the Collateral, in the reasonable opinion of RACC, is or becomes significantly impaired;

(j) any of the Aircraft shall have been lost, stolen or confiscated or shall have incurred substantial damage or have been destroyed to such an extent that the repair thereof is impracticable (as determined solely by RACC);

(k) Debtor (i) sells, transfers or disposes of all or substantially all of its respective stock, assets or property, (ii) becomes the subject of, or engages in, a leveraged buy-out, or (iii) terminates its existence by merger, reorganization or consolidation; or if, for any reason, including, without limitation, as a result of a stock issuance or other capital event, there is a change in control of forty percent (40%) or more of Debtor’s voting capital stock issued and outstanding from time to time on a fully-diluted basis (and taking into account all voting capital stock than any persons have the right to acquire pursuant to any option or conversion rights); or

(l) an Event of Default as defined in the Restructuring Agreement shall occur;

THEN, or at any time thereafter:

(1) In the case of any Event of Default under clauses (f) or (g), the entire unpaid principal amount of this Promissory Note and all other amounts payable hereunder, shall automatically become forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Debtor; and

(2) In the case of any Event of Default other than under clauses (f) or (g), RACC may, by written notice to Debtor, declare the unpaid principal amount of this Promissory Note and all other amounts payable hereunder, to be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Debtor.

In addition to and without in any way limiting the foregoing, upon the occurrence of an Event of Default or at any time thereafter, RACC may employ all remedies allowed by law, including, without limitation, those available to a secured party under the Uniform Commercial Code. No remedy herein conferred upon RACC is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and in addition to every other remedy hereunder, now or hereafter existing at law or in equity or otherwise.

13. Obligations Absolute. Debtor’s payment and performance obligations under this Promissory Note and the other Transaction Documents are absolute and unconditional. Any claim that Debtor may now or hereafter have against RACC or any affiliate thereof arising out of or in connection with the Aircraft, any of the other Collateral or any other matter shall not affect or excuse the unconditional obligation of Debtor to make any payment required to be made to RACC under the Transaction Documents, and shall not be used or asserted as a defense to payment of such obligation or as set-off, counterclaim or deduction against such payment. RACC shall have no obligation or responsibility with respect to any dispute that may arise between Debtor and any such foregoing person, and no such dispute shall prevent RACC from taking such action as it may deem appropriate in order to preserve, protect or enforce its rights hereunder.

14. Debtor’s Agreement to Pay Enforcement Costs, Etc. Debtor further agrees to pay to RACC, on demand, all costs and expenses (including court costs and legal expenses) incurred or expended by RACC in connection with the Obligations, this Promissory Note and the enforcement hereof, together with interest on amounts recoverable under this Section 14 from the time when such amounts become due until payment, whether before or after judgment, at the Default Interest Rate, provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

15. Waiver of Default. No waiver by RACC of any default shall be effective unless in writing, nor operate as a waiver of any other default or of the same default in the future.

16. Change of Address. Debtor will notify RACC in writing of any change of address from that shown herein within ten (10) days of such change.

17. GOVERNING LAW AND CHOICE OF FORUM. THIS PROMISSORY NOTE WAS MADE AND ENTERED INTO IN THE STATE OF KANSAS AND THE LAW GOVERNING THIS TRANSACTION SHALL BE THAT OF THE STATE OF KANSAS AS IT MAY FROM TIME TO TIME EXIST. THE PARTIES AGREE THAT ANY LEGAL PROCEEDING BASED UPON THE PROVISIONS OF THIS PROMISSORY NOTE SHALL BE BROUGHT EXCLUSIVELY IN EITHER THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF KANSAS AT WICHITA, KANSAS, OR IN THE EIGHTEENTH JUDICIAL DISTRICT COURT OF SEDGWICK COUNTY, KANSAS, TO THE EXCLUSION OF ALL OTHER COURTS AND TRIBUNALS. NOTWITHSTANDING THE ABOVE, IN THE EVENT AN EVENT OF DEFAULT SHOULD OCCUR, RACC (AT ITS SOLE OPTION) MAY INSTITUTE LEGAL PROCEEDINGS IN ANY JURISDICTION AS MAY BE APPROPRIATE IN ORDER FOR RACC TO OBTAIN POSSESSION OF THE COLLATERAL OR OTHERWISE REALIZE UPON ITS SECURITY. THE PARTIES HEREBY CONSENT AND AGREE TO BE SUBJECT TO THE JURISDICTION OF THE AFORESAID COURTS IN SUCH PROCEEDINGS. THE PARTIES EACH IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS PROMISSORY NOTE OR OTHER DOCUMENT RELATED THERETO. THE PARTIES EACH WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH APPLICABLE STATE.

18. WAIVER OF RIGHT TO JURY TRIAL. ALL PARTIES TO THIS AGREEMENT HEREBY VOLUNTARILY, KNOWINGLY AND IRREVOCABLY WAIVE ANY CONSTITUTIONAL OR OTHER RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN THE EVENT OF LITIGATION CONCERNING THIS PROMISSORY NOTE.

19. Damages. To the extent that any party hereto is subject to liability for any breach under this Promissory Note, the liability of such party shall be limited to the actual and direct monetary damages caused by such breach. In no event shall any party hereto be liable for indirect, special, consequential, multiple or punitive damages, or any damage deemed to be of an indirect or consequential nature arising out of or related to its performance hereunder, whether based upon breach of contract, warranty, negligence and whether grounded in tort, contract, civil law or other theories of liability, including strict liability. To the extent that this limitation of liability conflicts with any other provision(s) in this Promissory Note, said provision(s) shall be regarded as amended to whatever extent required to make such provision(s) consistent with this Section 19.

20. Enforceability. The unenforceability of any provision hereof shall not affect the validity of any other provision hereof.

21. Binding Agreement. All obligations of Debtor hereunder shall bind the heirs, agents and attorneys-in-fact, successors and assigns of Debtor. All rights of RACC hereunder shall inure to the benefit of its successors and assigns.

22. Assignment. RACC may transfer or assign all or any part of its interest in this Promissory Note without the consent of Debtor or any other party. Debtor shall not sell, assign, transfer, encumber or convey any of its interests in the Collateral or in this Promissory Note without the prior written consent of RACC.

23. Entire Agreement. The Transaction Documents constitute the entire agreement between and among the parties with respect to the subject matter hereof. There are no verbal understandings, agreements, representations or warranties not expressly set forth herein. This Promissory Note shall not be changed orally, but only by writing signed by the parties hereto.

[The remainder of this page is intentionally left blank.]

DEBTOR HEREIN ACKNOWLEDGES THAT IT HAS READ AND FULLY UNDERSTANDS ALL OF THE TERMS AND CONDITIONS OF THIS PROMISSORY NOTE. BY EXECUTION HEREOF, THE UNDERSIGNED HEREBY CERTIFIES THAT HE/SHE IS DULY AUTHORIZED TO EXECUTE THIS PROMISSORY NOTE IN THE CAPACITY STATED BELOW.

Executed this          day of March, 2007.

Debtor:	Great Lakes Aviation, Ltd.

(signature) (title)

Address:	1022 Airport Parkway Cheyenne, Wyoming 82001

Raytheon Aircraft Credit Corporation

By:
“RACC”

Schedule 1

Senior Note Payment and Amortization Schedule

APR	7.0%

	Event	Amount	Number
1	Loan	13,174,754.62	1
2	Quarterly Cash Payment	652,771.69

AMORTIZATION SCHEDULE - Normal Amortization, 360 Day Year

#		Payment	Interest	Principal	Balance
Loan					13,174,754.62
0	3/30/07	51,235.16	51,235.16	0.00	13,174,754.62
1	4/30/07	79,414.49	79,414.49	0.00	13,174,754.62
2	5/30/07	75,799.96	75,799.96	0.00	13,174,754.62
3	6/30/07	404,712.47	78,326.62	326,385.85	12,848,368.78
4	7/30/07	73,922.12	73,922.12	0.00	12,848,368.78
5	8/30/07	76,386.19	76,386.19	0.00	12,848,368.78
6	9/30/07	402,772.04	76,386.19	326,385.85	12,521,982.93
7	10/30/07	72,044.29	72,044.29	0.00	12,521,982.93
8	11/30/07	74,445.76	74,445.76	0.00	12,521,982.93
9	12/30/07	572,044.29	72,044.29	500,000.00	12,021,982.93
10	1/30/08	71,473.16	71,473.16	0.00	12,021,982.93
11	2/29/08	69,167.57	69,167.57	0.00	12,021,982.93
12	3/30/08	69,167.57	69,167.57	0.00	12,021,982.93
13	4/30/08	71,473.16	71,473.16	0.00	12,021,982.93
14	5/30/08	69,167.57	69,167.57	0.00	12,021,982.93
15	6/30/08	397,859.00	71,473.16	326,385.85	11,695,597.09
16	7/30/08	67,289.74	67,289.74	0.00	11,695,597.09
17	8/30/08	69,532.73	69,532.73	0.00	11,695,597.09
18	9/30/08	395,918.57	69,532.73	326,385.85	11,369,211.24
19	10/30/08	65,411.90	65,411.90	0.00	11,369,211.24
20	11/30/08	67,592.30	67,592.30	0.00	11,369,211.24
21	12/30/08	565,411.90	65,411.90	500,000.00	10,869,211.24
22	1/30/09	64,619.69	64,619.69	0.00	10,869,211.24
23	2/28/09	60,450.68	60,450.68	0.00	10,869,211.24
24	3/30/09	62,535.19	62,535.19	0.00	10,869,211.24
25	4/30/09	64,619.69	64,619.69	0.00	10,869,211.24
26	5/30/09	62,535.19	62,535.19	0.00	10,869,211.24
27	6/30/09	391,005.54	64,619.69	326,385.85	10,542,825.40
28	7/30/09	60,657.35	60,657.35	0.00	10,542,825.40
29	8/30/09	62,679.26	62,679.26	0.00	10,542,825.40
30	9/30/09	389,065.11	62,679.26	326,385.85	10,216,439.55
31	10/30/09	58,779.52	58,779.52	0.00	10,216,439.55

32	11/30/09	60,738.83	60,738.83	0.00	10,216,439.55
33	12/30/09	808,779.52	58,779.52	750,000.00	9,466,439.55
34	1/30/10	56,279.93	56,279.93	0.00	9,466,439.55
35	2/28/10	52,648.97	52,648.97	0.00	9,466,439.55
36	3/30/10	54,464.45	54,464.45	0.00	9,466,439.55
37	4/30/10	56,279.93	56,279.93	0.00	9,466,439.55
38	5/30/10	54,464.45	54,464.45	0.00	9,466,439.55
39	6/30/10	382,665.77	56,279.93	326,385.85	9,140,053.71
40	7/30/10	52,586.61	52,586.61	0.00	9,140,053.71
41	8/30/10	54,339.50	54,339.50	0.00	9,140,053.71
42	9/30/10	380,725.34	54,339.50	326,385.85	8,813,667.86
43	10/30/10	50,708.77	50,708.77	0.00	8,813,667.86
44	11/30/10	52,399.07	52,399.07	0.00	8,813,667.86
45	12/30/10	800,708.77	50,708.77	750,000.00	8,063,667.86
46	1/30/11	47,940.16	47,940.16	0.00	8,063,667.86
47	2/28/11	44,847.25	44,847.25	0.00	8,063,667.86
48	3/30/11	46,393.71	46,393.71	0.00	8,063,667.86
49	4/30/11	47,940.16	47,940.16	0.00	8,063,667.86
50	5/30/11	46,393.71	46,393.71	0.00	8,063,667.86
51	6/30/11	374,326.01	47,940.16	326,385.85	7,737,282.02
52	7/30/11	44,515.87	44,515.87	0.00	7,737,282.02
53	8/30/11	45,999.73	45,999.73	0.00	7,737,282.02
54	9/30/11	372,385.58	45,999.73	326,385.85	7,410,896.17
55	10/30/11	42,638.03	42,638.03	0.00	7,410,896.17
56	11/30/11	44,059.30	44,059.30	0.00	7,410,896.17
57	12/30/11	1,042,638.03	42,638.03	1,000,000.00	6,410,896.17
58	1/30/12	38,114.10	38,114.10	0.00	6,410,896.17
59	2/29/12	36,884.61	36,884.61	0.00	6,410,896.17
60	3/30/12	36,884.61	36,884.61	0.00	6,410,896.17
61	4/30/12	38,114.10	38,114.10	0.00	6,410,896.17
62	5/30/12	36,884.61	36,884.61	0.00	6,410,896.17
63	6/30/12	364,499.94	38,114.10	326,385.85	6,084,510.33
64	7/30/12	35,006.77	35,006.77	0.00	6,084,510.33
65	8/30/12	36,173.66	36,173.66	0.00	6,084,510.33
66	9/30/12	362,559.51	36,173.66	326,385.85	5,758,124.48
67	10/30/12	33,128.94	33,128.94	0.00	5,758,124.48
68	11/30/12	34,233.23	34,233.23	0.00	5,758,124.48
69	12/30/12	1,033,128.94	33,128.94	1,000,000.00	4,758,124.48
70	1/30/13	28,288.03	28,288.03	0.00	4,758,124.48
71	2/28/13	26,462.99	26,462.99	0.00	4,758,124.48
72	3/30/13	27,375.51	27,375.51	0.00	4,758,124.48
73	4/30/13	28,288.03	28,288.03	0.00	4,758,124.48
74	5/30/13	27,375.51	27,375.51	0.00	4,758,124.48
75	6/30/13	354,673.87	28,288.03	326,385.85	4,431,738.64
76	7/30/13	25,497.67	25,497.67	0.00	4,431,738.64
77	8/30/13	26,347.60	26,347.60	0.00	4,431,738.64

78	9/30/13	352,733.44	26,347.60	326,385.85	4,105,352.79
79	10/30/13	23,619.84	23,619.84	0.00	4,105,352.79
80	11/30/13	24,407.17	24,407.17	0.00	4,105,352.79
81	12/30/13	1,273,619.84	23,619.84	1,250,000.00	2,855,352.79
82	1/30/14	16,975.66	16,975.66	0.00	2,855,352.79
83	2/28/14	15,880.46	15,880.46	0.00	2,855,352.79
84	3/30/14	16,428.06	16,428.06	0.00	2,855,352.79
85	4/30/14	16,975.66	16,975.66	0.00	2,855,352.79
86	5/30/14	16,428.06	16,428.06	0.00	2,855,352.79
87	6/30/14	343,361.50	16,975.66	326,385.85	2,528,966.95
88	7/30/14	14,550.22	14,550.22	0.00	2,528,966.95
89	8/30/14	15,035.23	15,035.23	0.00	2,528,966.95
90	9/30/14	341,421.07	15,035.23	326,385.85	2,202,581.10
91	10/30/14	12,672.38	12,672.38	0.00	2,202,581.10
92	11/30/14	13,094.80	13,094.80	0.00	2,202,581.10
93	12/30/14	1,262,672.38	12,672.38	1,250,000.00	952,581.10
94	1/30/15	5,663.29	5,663.29	0.00	952,581.10
95	2/28/15	5,297.92	5,297.92	0.00	952,581.10
96	3/30/15	5,480.60	5,480.60	0.00	952,581.10
97	4/30/15	5,663.29	5,663.29	0.00	952,581.10
98	5/30/15	5,480.60	5,480.60	0.00	952,581.10
99	6/30/15	332,049.14	5,663.29	326,385.85	626,195.25
100	7/30/15	3,602.77	3,602.77	0.00	626,195.25
101	8/30/15	3,722.86	3,722.86	0.00	626,195.25
102	9/30/15	330,108.70	3,722.86	326,385.85	299,809.41
103	10/30/15	1,724.93	1,724.93	0.00	299,809.41
104	11/30/15	1,782.43	1,782.43	0.00	299,809.41
105	12/30/15	301,534.34	1,724.93	299,809.41	0.00

		17,648,965.45	4,474,210.83	13,174,754.62

Exhibit D

FORM OF FIRST AMENDMENT TO SECURITY AGREEMENT

THIS FIRST AMENDMENT TO SECURITY AGREEMENT is entered into as of March __, 2007 (this “Amendment”), by and between Great Lakes Aviation Ltd., as debtor (the “Debtor”), and Raytheon Aircraft Credit Corporation (the “Secured Party”).

W I T N E S S E T H :

WHEREAS, Debtor and Secured Party are parties to a Security Agreement dated as of December 31, 2002 pursuant to which the Debtor granted to the Secured Party a lien on substantially all of its assets (the “Security Agreement”; capitalized terms used and not defined herein shall have the meanings ascribed thereto in the Security Agreement);

WHEREAS, Debtor has entered into an Amended and Restated Restructuring Agreement dated as of March 9, 2007 with the Secured Party (as amended and in effect from time to time, the “2007 Restructuring Agreement”) whereby, among other things, the Secured Party has agreed to restructure certain of its indebtedness owing to RACC;

WHEREAS, the parties intend by this instrument to amend the Security Agreement as of the date hereof to specifically reflect that the references in the Security Agreement to the “Restructuring Agreement” are to the 2007 Restructuring Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto agree as follows:

1.	The definition of the “Restructuring Agreement” in the Security Agreement is hereby amended to mean the 2007 Restructuring Agreement, as it may be amended or amended and restated and in effect from time to time.

2.	Except as modified and supplemented hereby, the Security Agreement remains in full force and effect and is hereby ratified and confirmed.

3.

THIS AMENDMENT WAS MADE AND ENTERED INTO IN THE STATE OF KANSAS AND THE LAW GOVERNING THIS TRANSACTION SHALL BE THAT OF THE STATE OF KANSAS AS IT MAY FROM TIME TO TIME EXIST. THE PARTIES AGREE THAT ANY LEGAL PROCEEDING BASED UPON THE PROVISIONS OF THIS AMENDMENT OR THE SECURITY AGREEMENT AS AMENDED HEREBY SHALL BE BROUGHT EXCLUSIVELY IN EITHER THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF KANSAS AT WICHITA, KANSAS, OR IN THE EIGHTEENTH JUDICIAL DISTRICT COURT OF SEDGWICK COUNTY, KANSAS, TO THE EXCLUSION OF ALL OTHER COURTS AND TRIBUNALS. NOTWITHSTANDING THE ABOVE, IN THE EVENT AN “EVENT OF DEFAULT” SHOULD OCCUR, RACC (AT ITS SOLE OPTION) MAY INSTITUTE A LEGAL PROCEEDING IN ANY JURISDICTION AS MAY BE APPROPRIATE IN ORDER FOR RACC TO OBTAIN POSSESSION

OF THE COLLATERAL. THE PARTIES HEREBY CONSENT AND AGREE TO BE SUBJECT TO THE JURISDICTION OF THE AFORESAID COURTS IN SUCH PROCEEDINGS. THE PARTIES EACH IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AMENDMENT, THE SECURITY AGREEMENT AS AMENDED HEREBY OR OTHER DOCUMENT RELATED THERETO. THE PARTIES EACH WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH APPLICABLE STATE.

4.	ALL PARTIES TO THIS AMENDMENT HEREBY VOLUNTARILY, KNOWINGLY AND IRREVOCABLY WAIVE ANY CONSTITUTIONAL OR OTHER RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN THE EVENT OF LITIGATION CONCERNING THIS AMENDMENT OR THE SECURITY AGREEMENT AS AMENDED HEREBY.

5.	This Amendment may be executed and delivered by the parties hereto in separate counterparts, each of which when executed and delivered, shall be an original, but all such counterparts shall together constitute but one and the same instrument.

[Remainder of this page intentionally left blank.]

Executed as of this          day of March, 2007, at Wichita, Kansas.

GREAT LAKES AVIATION, LTD.	RAYTHEON AIRCRAFT CREDIT CORPORATION

By:	By:
Name:	Name:
Title:	Title:

Exhibit E

FORM OF FIFTH AMENDMENT TO FAA SECURITY AGREEMENT

[Great Lakes Aviation, Ltd.]

THIS FIFTH AMENDMENT TO SECURITY AGREEMENT [Great Lakes Aviation, Ltd.] is entered into as of March __, 2007 (the “Agreement”), by and between Great Lakes Aviation Ltd., as debtor (the “Debtor”), and Raytheon Aircraft Credit Corporation (the “Secured Party”).

W I T N E S S E T H :

WHEREAS, Debtor and Secured Party are parties to an existing security agreement as previously amended from time to time that is described and defined on Exhibit A attached hereto and referred to as the “Security Agreement” (capitalized terms used and not defined herein shall have the meanings ascribed thereto in the Security Agreement);

WHEREAS, the Security Agreement encumbers various aircraft parts and other collateral collectively described herein as the “Collateral”;

WHEREAS, Debtor has entered into an Amended and Restated Restructuring Agreement dated as of March 9, 2007 with the Secured Party (as amended and in effect from time to time, the “2007 Restructuring Agreement”) whereby, among other things, the Secured Party has agreed to restructure its financing of certain aircraft;

WHEREAS, the parties intend by this instrument to amend the Security Agreement as of March     , 2007, to specifically reflect that the Security Agreement secures payments of the Debtor’s obligations under the 2007 Restructuring Agreement and the Notes as defined therein (as so defined, the “Notes”) in addition to any and all other indebtedness owed by Debtor to Secured Party (whether now existing or hereinafter arising), as well as any renewals, extensions or changes in the form of said obligations or indebtedness;

WHEREAS, the parties, by this amendment, intend to include a updated listing of all Collateral relating to Debtor’s obligations under the 2007 Restructuring Agreement and the Notes as well as any and all other indebtedness owed by Debtor to the Secured Party;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto agree as follows:

1.	Debtor acknowledges and confirms that the security interest granted pursuant to Section 1 of the Security Agreement secures payment of all indebtedness, obligations and liabilities of Debtor to Secured Party, now existing or arising hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under the 2007 Restructuring Agreement, the Notes and the other Transaction Documents (as defined in the 2007 Restructuring Agreement), including, without limitation, all such indebtedness, obligations and liabilities that would become due but for the operation of the automatic stay pursuant to section 362(a) of the Federal Bankruptcy Code and the operation of sections 502(b) and 506(b) of the Federal Bankruptcy Code and including, without limitation, post-petition interest;

2.	Exhibit A to the Security Agreement is hereby amended in its entirety by substituting in its place Exhibit A-1 hereto, and all locations previously subject to the Security Agreement, and not described on Exhibit A-1 hereto, are hereby released from the terms thereof.

3.	Exhibit B to the Security Agreement is hereby amended in its entirety by substituting in its place Exhibit B-1 hereto, and all engines previously subject to the Security Agreement, and not described on Exhibit B-1 hereto, are hereby released from the terms thereof.

4.	Debtor hereby grants to Secured Party a security interest in all of the Collateral described on Exhibit A-1 and Exhibit B-1 attached hereto. Except as modified and supplemented hereby, the Security Agreement remains in full force and effect and is hereby ratified and confirmed.

5.	Debtor hereby covenants and agrees that it is a certificated air carrier holding a certificate issued under 40 U.S.C. § 44705.

6.	THIS AMENDMENT WAS MADE AND ENTERED INTO IN THE STATE OF KANSAS AND THE LAW GOVERNING THIS TRANSACTION SHALL BE THAT OF THE STATE OF KANSAS AS IT MAY FROM TIME TO TIME EXIST. THE PARTIES AGREE THAT ANY LEGAL PROCEEDING BASED UPON THE PROVISIONS OF THIS AMENDMENT OR THE SECURITY AGREEMENT AS AMENDED HEREBY SHALL BE BROUGHT EXCLUSIVELY IN EITHER THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF KANSAS AT WICHITA, KANSAS, OR IN THE EIGHTEENTH JUDICIAL DISTRICT COURT OF SEDGWICK COUNTY, KANSAS, TO THE EXCLUSION OF ALL OTHER COURTS AND TRIBUNALS. NOTWITHSTANDING THE ABOVE, IN THE EVENT AN “EVENT OF DEFAULT” SHOULD OCCUR, RACC (AT ITS SOLE OPTION) MAY INSTITUTE A LEGAL PROCEEDING IN ANY JURISDICTION AS MAY BE APPROPRIATE IN ORDER FOR RACC TO OBTAIN POSSESSION OF THE COLLATERAL. THE PARTIES HEREBY CONSENT AND AGREE TO BE SUBJECT TO THE JURISDICTION OF THE AFORESAID COURTS IN SUCH PROCEEDINGS. THE PARTIES EACH IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AMENDMENT, THE SECURITY AGREEMENT AS AMENDED HEREBY OR OTHER DOCUMENT RELATED THERETO. THE PARTIES EACH WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH APPLICABLE STATE.

7.	ALL PARTIES TO THIS AMENDMENT HEREBY VOLUNTARILY, KNOWINGLY AND IRREVOCABLY WAIVE ANY CONSTITUTIONAL OR

OTHER RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN THE EVENT OF LITIGATION CONCERNING THIS AMENDMENT OR THE SECURITY AGREEMENT AS AMENDED HEREBY.

8.	This Amendment may be executed and delivered by the parties hereto in separate counterparts, each of which when executed and delivered, shall be an original, but all such counterparts shall together constitute but one and the same instrument.

[The remainder of this page is intentionally left blank.]

Executed as of this          day of March, 2007, at Wichita, Kansas.

GREAT LAKES AVIATION, LTD.	RAYTHEON AIRCRAFT CREDIT CORPORATION

By:	By:
Name:	Name:
Title:	Title:

EXHIBIT A

Security Agreement

Security Agreement and Encumbrance Against Air Carrier Aircraft Engines, Propellers, Appliances and Spare Parts dated August 21, 1997 by and between Great Lakes Aviation, Ltd., as debtor, and Raytheon Aircraft Credit Corporation, as secured party, recorded by the Federal Aviation Administration Aircraft Registry on October 1, 1997 as Conveyance Number XX008998 amended by the Amendment dated as of December 1, 2000, recorded October 4, 2001, as Conveyance No. NN022610, amended by Second Amendment and Supplement to Security Agreement dated as of June 29, 2001, recorded October 4, 2001, as Conveyance No. NN022612, amended by Third Amendment to Security Agreement dated as of July 2, 2001, recorded October 5, 2001, as Conveyance No. NN022613, and amended by Fourth Amendment to Security Agreement dated as of December 31, 2002, recorded January 27, 2003, as Conveyance No. BB038341.

EXHIBIT A-1

Great Lakes Aviation, Ltd.

    Spare Parts Locations

GREAT LAKES AVIATION

1022 AIRPORT PARKWAY

CHEYENNE WY. 82001

CERTIFIED REPAIR STATION

1204 AIRPORT PARKWAY

CHEYENNE, WY 82001

GREAT LAKES AVIATION

3851 N. SKY PARK ROAD

GRAND ISLAND, NE 68801

GREAT LAKES AVIATION

HURON REGIONAL A/P

1501 COLORADO AVENUE N.W.

HURON, SD 57350

GREAT LAKES AVIATION

8900 PEÑA BLVD., A-52

DENVER, CO 80249

EXHIBIT B-1

Great Lakes Aviation, Ltd.

Spare Engines

Engine Model	Engine Serial #
PT6A-67D	114179
PT6A-67D	PS0090
PT6A-67D	PS0082
PT6A-67D	PS0069
PT6A-67D	PS0059
PT6A-67D	PS0084
PT6A-67D	114267
PT6A-67D	PS0072
PT6A-67D	114218
PT6A-67D	PS0017
PT6A-67D	114277
PT6A-67D	PS0056
PT6A-67D	PS0001
PT6A-67D	114305
PT6A-65B	32358

Exhibit F

FORM OF FIRST AMENDMENT TO AMENDED AND RESTATED

120-071 SECURITY AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED SECURITY AGREEMENT is entered into as of March __, 2007 (this “Amendment”), by and between Great Lakes Aviation Ltd., as debtor (the “Debtor”), and Raytheon Aircraft Credit Corporation (the “Secured Party”).

W I T N E S S E T H :

WHEREAS, Debtor and Secured Party are parties to an existing amended and restated security agreement that is described and defined on Exhibit A attached hereto and referred to as the “Security Agreement” (capitalized terms used and not defined herein shall have the meanings ascribed thereto in the Security Agreement);

WHEREAS, Debtor has entered into an Amended and Restated Restructuring Agreement dated as of March 9, 2007 with the Secured Party (as amended and in effect from time to time, the “2007 Restructuring Agreement”) whereby, among other things, the Secured Party has agreed to restructure certain of its indebtedness owing to RACC;

WHEREAS, the parties intend by this instrument to amend the Security Agreement as of the date hereof to specifically reflect that the references in the Security Agreement to the “Restructuring Agreement” are to the 2007 Restructuring Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto agree as follows:

1.	The definition of the “Restructuring Agreement” in the Security Agreement is hereby amended to mean the 2007 Restructuring Agreement, as it may be amended or amended and restated and in effect from time to time.

2.	Except as modified and supplemented hereby, the Security Agreement remains in full force and effect and is hereby ratified and confirmed.

3.

THIS AMENDMENT WAS MADE AND ENTERED INTO IN THE STATE OF KANSAS AND THE LAW GOVERNING THIS TRANSACTION SHALL BE THAT OF THE STATE OF KANSAS AS IT MAY FROM TIME TO TIME EXIST. THE PARTIES AGREE THAT ANY LEGAL PROCEEDING BASED UPON THE PROVISIONS OF THIS AMENDMENT OR THE SECURITY AGREEMENT AS AMENDED HEREBY SHALL BE BROUGHT EXCLUSIVELY IN EITHER THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF KANSAS AT WICHITA, KANSAS, OR IN THE EIGHTEENTH JUDICIAL DISTRICT COURT OF SEDGWICK COUNTY, KANSAS, TO THE EXCLUSION OF ALL OTHER COURTS AND TRIBUNALS. NOTWITHSTANDING THE ABOVE, IN THE EVENT AN “EVENT OF DEFAULT” SHOULD OCCUR, RACC (AT ITS SOLE OPTION) MAY INSTITUTE A LEGAL PROCEEDING IN ANY JURISDICTION AS MAY BE APPROPRIATE IN ORDER FOR RACC TO OBTAIN POSSESSION OF THE

COLLATERAL. THE PARTIES HEREBY CONSENT AND AGREE TO BE SUBJECT TO THE JURISDICTION OF THE AFORESAID COURTS IN SUCH PROCEEDINGS. THE PARTIES EACH IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AMENDMENT, THE SECURITY AGREEMENT AS AMENDED HEREBY OR OTHER DOCUMENT RELATED THERETO. THE PARTIES EACH WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH APPLICABLE STATE.

4.	ALL PARTIES TO THIS AMENDMENT HEREBY VOLUNTARILY, KNOWINGLY AND IRREVOCABLY WAIVE ANY CONSTITUTIONAL OR OTHER RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN THE EVENT OF LITIGATION CONCERNING THIS AMENDMENT OR THE SECURITY AGREEMENT AS AMENDED HEREBY.

5.	This Amendment may be executed and delivered by the parties hereto in separate counterparts, each of which when executed and delivered, shall be an original, but all such counterparts shall together constitute but one and the same instrument.

[Remainder of this page intentionally left blank.]

Executed as of this          day of March, 2007, at Wichita, Kansas.

GREAT LAKES AVIATION, LTD.	RAYTHEON AIRCRAFT CREDIT CORPORATION

By:	By:
Name:	Name:
Title:	Title:

EXHIBIT A

Security Agreement

Amended and Restated Security Agreement dated as of December 31, 2002 by and between Great Lakes Aviation, Ltd., as debtor, and Raytheon Aircraft Credit Corporation, as secured party, recorded by the Federal Aviation Administration Aircraft Registry on March 10, 2009 as Conveyance Number T071644.

Exhibit G

FORM OF EMBRAER AIRCRAFT SECURITY AGREEMENT

Embraer Model EMB-120ER

Manufacturer’s Serial Number 120-

U.S. Registration Number

Great Lakes Aviation, Ltd. (“Debtor”) and Raytheon Aircraft Credit Corporation (“RACC”) are parties to that certain Restructuring Agreement dated as of December 31, 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Restructuring Agreement”). As additional security for the payment and performance in full of all of the obligations of the Debtor to RACC under or in respect of the Restructuring Agreement and the other Transaction Documents as defined in the Restructuring Agreement (as so defined, the “Transaction Documents”), the Debtor and RACC are entering into this security agreement (this “Security Agreement”).

1. Grant of Security Interest. To secure the payment and performance of all of the obligations due RACC by the Debtor under the Restructuring Agreement and the Transaction Documents and any renewals, extensions or changes in form thereof, and of any and all other indebtedness of Debtor to RACC, either direct or indirect, absolute or contingent, whether now existing or hereafter arising, including all such obligations or indebtedness that would become due but for the operation of the automatic stay pursuant to §362(a) of the Federal Bankruptcy Code and the operation of §§502(b) and 506(b) of the Federal Bankruptcy Code and including, without limitation, post-petition interest, and including, without limitation, all “Obligations” as defined in the Restructuring Agreement (collectively, the “Obligations”), Debtor hereby grants to RACC a security interest and creates an international interest (as defined and provided for in the Convention on International Interests in Mobile Equipment (the “Convention”), the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment (the “Protocol”), both signed in Cape Town, South Africa on November 16, 2001, as ratified by the United States, together with the Regulations and Procedures issued by the Supervisory Authority for the International Registry, and all other rules, amendments, supplements, modifications and revisions thereto (collectively, the “Cape Town Treaty”) in the following property and in all additions and accessions thereto and substitutions and replacements thereof, all unearned insurance premiums and insurance proceeds, and the proceeds of all of the foregoing (all of said property is hereinafter collectively referred to as the “Collateral”):

A.	Embraer model EMB-120ER, Serial Number 120- , Registration Number (the “Aircraft”), together with all other property used in the operation of the Aircraft or reflecting use or maintenance of the Aircraft, including but not limited to all engines, propellers, instruments, avionics, equipment and accessories attached to, connected with, located in or removed from the Aircraft and all logs, manuals and maintenance records.

Aircraft Engines: Make: Pratt and Whitney; Model: PW118A; Shaft Horsepower: over 550; Serial Number (L):             ; Serial Number (R):              (each of which is capable of producing 550 or more rated takeoff horsepower), together with any replacement engines.

Aircraft Propellers: Hub Make: Hamilton Standard; Hub Model: 14RF-9; Hub Serial Number (L):             ; Hub Serial Number (R):              (each of which is capable of producing 750 or more rated takeoff horsepower), together with any replacement propellers.

B.	All contracts and agreements of every kind (oral and written), contract rights, rights to receive payments, goods or services of every kind, general intangibles, chattel paper and accounts, and Associated Rights as defined in the Cape Town Treaty, whether now existing or owned or hereafter arising or acquired, governing, relating to or arising out of Debtor’s right, title or interest in the Aircraft.

C.	All proceeds of the foregoing, including, without limitation, all contract rights, general intangibles, accounts, cash, Associated Rights and goods, all payments under any insurance covering the Aircraft and any of its engines, propellers, equipment, accessories and accessions.

2. Debtor’s Warranty of Title and Citizenship. Except for the security interest granted under this Security Agreement, Debtor warrants that Debtor is (or, to the extent that the Collateral is to be acquired hereafter, will be) and shall remain at all times the owner of the Collateral free from any prior security interest, lien, encumbrance or registration at the International Registry (“International Registry”) created by the Cape Town Treaty. WITHOUT IN ANY WAY LIMITING THE FOREGOING, CUSTOMER SHALL NOT SELL, TRANSFER, ASSIGN, SUBLEASE, CONVEY, PLEDGE, MORTGAGE OR OTHERWISE ENCUMBER ITS OR RACC’S INTEREST IN AND TO THE AIRCRAFT, AND ANY SUCH SALE, TRANSFER, ASSIGNMENT, SUBLEASE, CONVEYANCE, PLEDGE, MORTGAGE OR ENCUMBRANCE, WHETHER BY OPERATION OF LAW OR OTHERWISE, WITHOUT THE PRIOR WRITTEN CONSENT OF RACC SHALL BE NULL AND VOID.

Debtor will defend the Collateral against all claims and demands of all persons claiming interest therein. Debtor further warrants that it is and shall remain at all times a citizen of the United States as defined by 49 U.S.C. § 40102.

3. Debtor Will Execute and Deliver Documents. Debtor will, at RACC’s request, furnish RACC such information and execute and deliver to RACC such documents and do all such acts and things as RACC may reasonably request as are necessary or appropriate to assist RACC in establishing, registering, validating and maintaining a valid security interest and international interest in the Collateral and to assure that the Collateral is properly titled and registered and the security interest and international interest perfected to RACC’s reasonable satisfaction.

(a)

Regarding the Cape Town Treaty, (i) Debtor shall establish a valid and existing account with the International Registry, appoint an Administrator and/or a Professional User acceptable to Secured Party to make registration in regards to the Collateral, (ii) Secured Party and Debtor shall register a first priority Prospective International Interest in connection with the Collateral which shall be searchable in the International Registry to the satisfaction of Secured Party (and the Debtor and RACC hereby consent to the registration of said Prospective International Interests on the International Registry), and (iii) Debtor shall execute and Secured Party shall have received a fully completed and originally executed Irrevocable De-Registration and Export Request Authorization (“IDERA”), in the form required by the Protocol and acceptable to Secured Party and attached hereto as Exhibit A.

4. Operation, Maintenance and Repair. Debtor shall operate, maintain and repair the Collateral and retain actual control and possession thereof in accordance with the following provisions:

(a)	Debtor shall have complete use of the Collateral until default, and Debtor shall use, operate, maintain and store the Collateral, or any part thereof, properly, carefully and in compliance with all applicable statutes, ordinances, regulations, policies of insurance and manufacturer’s recommendation and operating and maintenance manuals.

(b)	Debtor agrees that the Collateral will be operated only by duly certificated and qualified pilots and shall maintain U.S. registry and shall be based within the geographical boundaries of the United States.

(c)	Debtor shall be responsible for and pay for all expenses of owning and operating the Collateral, including but not limited to storage, fuel, lubricants, service, inspections, overhauls, replacements, maintenance and repairs, all in compliance with the manufacturer’s operating and maintenance manuals, and in compliance with operating and maintenance manuals approved by the FAA, and with FAA rules and regulations. Debtor shall properly maintain all records pertaining to the maintenance and operation of the Collateral.

(d)	Debtor will use reasonable care to prevent the Aircraft from being damaged or injured and will promptly replace any part or component of the Aircraft that may be damaged, worn out, lost, destroyed, confiscated or otherwise rendered unsatisfactory or unavailable for use.

5. Insurance. Debtor shall, at all times and at its sole expense, obtain and carry the types and amounts of insurance coverage specified below:

(a)

“All Risk” type hull insurance on the Aircraft in the kind and form satisfactory to RACC, including Comprehensive Ground and Flight Coverage and Fire and Extended Risk Coverage, both In-Flight and Not In-Flight, in amounts not less than the replacement value of the Collateral or as otherwise agreed in writing by RACC. All policies of insurance carried in accordance with this paragraph (a) shall name RACC as a Loss Payee and provide that the insurance proceeds from any loss involving the Aircraft shall be paid as follows (1) any loss not exceeding U.S. $100,000.00 shall be payable to Debtor with notice to RACC; (2) any loss exceeding $100,000.00 shall be jointly payable to RACC and Debtor, and (3) any total loss of the Aircraft shall be payable solely to RACC up to the amount of the unpaid principal sum and accrued interest and other amounts and charges owed by Debtor under the Restructuring Agreement and the other Transaction Documents.

The policies shall include coverage against the perils of strikes, riots, civil commotions or labor disturbances, and any act of vandalism outside of the United States. The policies shall also specify that (i) any losses shall be adjusted by the insurer with the Debtor, with notice thereof being provided to RACC, and (ii) RACC shall have the right to fully inspect the Aircraft prior to, during and after repair of any loss involving the Aircraft.

(b)	Legal liability insurance, in the kind and form satisfactory to RACC, with limits no less than $50,000,000.00 of combined single limit per occurrence, for bodily injury and property damage (including passengers). All policies of insurance carried in accordance with this paragraph (b) shall name Debtor as the primary insured and RACC as an additional insured thereunder.

All policies maintained by Debtor in accordance with subsections (a) and (b) above shall also comply with the following requirements:

(1)	be issued by insurers of recognized responsibility which are satisfactory to RACC;

(2)	provide that if such insurance is canceled for any reason whatsoever, or any substantial change is made in policy terms, conditions or coverage, or the policy is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to RACC until thirty (30) days after RACC’s receipt of written notice from Debtor’s insurers of the cancellation, change or lapse in policy terms, conditions or coverage;

(3)	provide that in respect of the interest of RACC in such policies, the insurance shall not be invalidated by any action or inaction of Debtor and shall insure RACC regardless of any breach or violation by Debtor of any warranty, declaration or condition contained in such policies;

(4)	be primary without right of contribution from any other insurance which is carried by RACC with respect to its interest in the Aircraft;

(5)	waive any right of subrogation of the insurer against RACC; provided, however, that the right of subrogation shall not be waived with respect to any acts or omissions on the part of RACC or the manufacturer of the Aircraft (or any of its subsidiaries) related to products sold, handled, distributed, repaired, serviced or maintained by said parties;

(6)	provide that the geographic limits, if any, contained in such policy shall include at a minimum all territories over which Debtor will operate the Aircraft; and

(7)	provide that RACC shall have no obligation or liability for premiums, commissions, assessments or calls in connection with such insurance policies.

Debtor shall furnish to RACC evidence of the aforesaid insurance coverage in certificate form. Evidence of renewal of each policy shall thereafter be furnished to RACC in certificate form.

Debtor covenants that it will not do any act or voluntarily suffer or permit any act to be done whereby any insurance required hereunder shall or may be suspended, impaired or defeated. Upon the occurrence of an Event of Default, as defined in the Restructuring Agreement, RACC may, at its option, apply insurance proceeds, in whole or in part, to (i) repair or replace the Aircraft or any part thereof or (ii) satisfy any or all of the Obligations. Any surplus proceeds are to be paid to Debtor.

6. Power of Attorney. Debtor hereby appoints RACC and its assigns or their designated agent as Debtor’s attorney-in-fact, irrevocably, with full power of substitution, to collect all payments with respect to the Collateral, to receive all moneys (including, but not limited to, refunds or proceeds of insurance) that may become due under any policy insuring the Collateral and all awards payable in connection with the condemnation, requisition or seizure of the Collateral, or any part thereof, to execute proofs of claim, to endorse drafts, checks and other instruments for the payment of money payable to Debtor in payment of such insurance moneys and to do all other acts, things, take any actions (including the filing of financing statements or other documents, including, without limitation, those documents referred to in Section 3 hereof) or institute any proceedings that RACC may deem to be necessary or appropriate at any time to protect and preserve the interest of RACC in the Collateral, or in this Security Agreement or the Restructuring Agreement.

7. Debtor’s Possession. Until default, Debtor may have possession of the Collateral and use it in any lawful manner not inconsistent with this Security Agreement. RACC may examine and inspect the Collateral, wherever located, at all reasonable times. At its option, but without assuming any obligation to do so, RACC may discharge taxes, liens or security interests, or other encumbrances levied or asserted against the Collateral, may place and pay for insurance thereon, may order and pay for the repair, maintenance and preservation thereof, and may pay any necessary filing or recording fees. Amounts paid by RACC under the preceding sentence shall constitute Obligations, shall be secured by the Collateral and shall be payable upon demand, together with interest at the Default Interest Rate as defined in the Restructuring Agreement until the Obligations are paid in full. Debtor shall at all times keep the Collateral, and any proceeds therefrom, separate and distinct from other property of the Debtor and shall keep accurate and complete records of the Collateral and any such proceeds.

8. Indemnity. Debtor assumes liability for, and hereby agrees to indemnify, protect, save, defend and keep harmless RACC, its agents, employees, officers, directors, shareholders, subsidiaries, affiliates, successors and assigns (for purposes of this Section 8, collectively “RACC”), on a net after-tax basis, from and against any and all liabilities, obligations, losses, damages, penalties, claims (including, without limitation, claims involving or alleging product liability or strict or absolute liability in tort), actions, suits, demands, costs, expenses and disbursements (including, without limitation, legal fees and expenses) of any kind and nature whatsoever (“Claims”) which may be imposed on, incurred by or asserted against RACC, whether or not RACC shall also be indemnified as to any such Claim by any other Person, in any way relating to or arising hereunder, any other Transaction Document or any other documents contemplated hereby or thereby, or the performance or enforcement of any of the terms hereof or thereof, or in any way relating to or arising out of any Transaction Document or the performance or enforcement of any of the terms hereof or thereof, or in any way relating to or arising out of the assertion or enforcement of any manufacturer’s, vendor’s or dealer’s warranties on the

Aircraft or any part thereof, or in any way relating to or arising out of the manufacture, inspection, construction, purchase, pooling, interchange, acceptance, rejection, ownership, titling or re-titling, delivery, lease, sublease, possession, use, operation, maintenance, management, condition, registration or re-registration, sale, return, removal, repossession, storage or other disposition of the Aircraft or part thereof or any accident in connection therewith (including, without limitation, latent and other defects, whether or not discoverable, and any Claim for patent, trademark or copyright infringement).

Notwithstanding the foregoing, Debtor shall not be required to indemnify RACC for (a) any Claim caused solely and directly by the gross negligence or willful misconduct of the RACC or (b) any Claim in respect of the Aircraft arising from acts or events which occur after any and all other obligations of any kind whatsoever of Debtor hereunder and under the other Transaction Documents have been fully paid and/or performed, as the case may be, unless any such Claims were caused by Debtor (or any stockholder, director, officer, employee, successor, assignee, agent or servant of Debtor) or resulted or arose, directly or indirectly, from any acts, events or omissions of any kind whatsoever during the term hereof.

The liability of Debtor to make indemnification payments shall, notwithstanding any expiration or other termination (whether voluntary, as the result of an Event of Default, or otherwise) hereof or any of the other Transaction Documents, continue to exist until such indemnity payments are irrevocably made in full by Debtor and received by RACC. If any Claim is made against Debtor or RACC, the party receiving notice of such Claim shall promptly notify the other, but the failure of the party receiving notice to so notify the other shall not relieve Debtor of any obligation hereunder.

9. Event of Default. Upon the occurrence of an Event of Default, as defined in the Restructuring Agreement, (a) RACC shall have the right to exercise all remedies allowed by law, including, without limitation, those available to a secured party under the Uniform Commercial Code and (b) RACC may require Debtor to assemble the Collateral and make it available to RACC at a place to be designated by RACC which is reasonably convenient to both parties. The requirements of the Kansas Uniform Commercial Code and, if applicable, the Cape Town Treaty for reasonable notification to Debtor of the time and place of any proposed public sale of the Collateral or of the time after which any private sale or other intended disposition is to be made, shall be met if such notice is mailed, postage prepaid, to Debtor’s address, as shown herein, at least twenty (20) days before the time of the sale or disposition. After deduction of all reasonable expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like, together with reasonable costs of collection, attorneys’ fees and legal expenses of RACC, the balance, if any, of the proceeds of the sale may be applied to the payment of any or all other Obligations, and to the satisfaction of indebtedness secured by any subordinate security interest in the Collateral of which RACC has received notice prior to distribution of the proceeds. Debtor shall be liable for any deficiency after application of such proceeds, to the extent permitted by law. After the occurrence of an Event of Default, Debtor agrees that RACC may fly or otherwise move the Aircraft for demonstration and other purposes reasonably related to a proposed public or private sale or other disposition of the Collateral. Notwithstanding the foregoing, RACC may at its option and in its sole discretion keep idle, lease, or use or operate the Aircraft without any liability whatsoever. To the extent permitted by applicable law, Debtor hereby waives any rights now or hereafter conferred by statute or otherwise which may require RACC to sell, lease or otherwise use the Aircraft in mitigation of RACC’s damages as set forth in this Section or otherwise provided herein or which may otherwise limit or modify any of RACC’s rights or remedies under this Section or otherwise provided herein. Additionally, Debtor affirmatively agrees Secured Party has all the rights and remedies granted a creditor under the Cape Town Treaty, including but not limited to the following; (a) if Debtor is in possession, custody or control of the Collateral to enter Debtor’s or any other person’s premises and take possession of such Collateral; (b) to require Debtor to assemble and make available such Collateral at a location selected by Secured Party; (c) to sell, lease or otherwise dispose or cause the Debtor to sell, lease or otherwise dispose of the Collateral; (d) to collect or receive any income, rents or profits arising from the management or use of the Collateral; (e) to procure the deregistration of the Registration of the Aircraft and export of the Aircraft to a jurisdiction of Secured Party’s choice pursuant to the IDERA and as authorized by the Cape Town Treaty; and (f) to apply for a court order authorizing these remedies. At the option of Secured Party, upon default, it may also, pending final determination of its claim in any court proceeding, obtain speedy relief in the form of on order providing for (i) preservation of the object and its value; (ii) possession, control or custody of the object; (iii) immobilization of the object; (iv) lease or, except where covered by sub-paragraphs (i) to (iii), management of the object and the income therefrom; and (v) sale and application of proceeds therefrom (with all such remedies being governed by applicable law and the provisions herein).

10. Waiver of Default. No waiver by RACC of any default shall be effective unless in writing, nor operate as a waiver of any other default or of the same default in the future.

11. Restriction on Transfer or Liens. Debtor will not, without the prior written consent of RACC, sell or otherwise transfer or encumber the Collateral, or any interest therein, or offer to do so or permanently remove or attempt to permanently remove the Collateral from the United States. Debtor will keep the Collateral free from any adverse security interest, registration of any interest on the International Registry, lien or encumbrance and will not permit the Collateral to be attached or replevied. Debtor hereby consents to any and all assignments of this Security Agreement.

12. Taxes. Debtor will promptly pay, or cause to be paid, when due, all taxes and assessments upon the Collateral or upon its use or operation or upon this Security Agreement and the Obligations.

13. Change of Address. Debtor will notify RACC in writing of any change of address from that shown in this Security Agreement within ten (10) days of such change.

14. Certain Definitions. The terms “Administrator”, “Contract of Sale”, “international interest”, “Prospective Contract of Sale”, “Prospective International Interest, “Professional User”, and “searchable” shall have the meanings given them in the Cape Town Treaty.

15. GOVERNING LAW AND CHOICE OF FORUM. THIS SECURITY AGREEMENT WAS MADE AND ENTERED INTO IN THE STATE OF KANSAS AND THE LAW GOVERNING THIS TRANSACTION SHALL BE THAT OF THE STATE OF KANSAS AS IT MAY FROM TIME TO TIME EXIST. THE PARTIES AGREE THAT ANY LEGAL PROCEEDING BASED UPON THE PROVISIONS OF THIS

SECURITY AGREEMENT SHALL BE BROUGHT EXCLUSIVELY IN EITHER THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF KANSAS AT WICHITA, KANSAS, OR IN THE EIGHTEENTH JUDICIAL DISTRICT COURT OF SEDGWICK COUNTY, KANSAS, TO THE EXCLUSION OF ALL OTHER COURTS AND TRIBUNALS. NOTWITHSTANDING THE ABOVE, IN THE EVENT AN “EVENT OF DEFAULT” SHOULD OCCUR, RACC (AT ITS SOLE OPTION) MAY INSTITUTE A LEGAL PROCEEDING IN ANY JURISDICTION AS MAY BE APPROPRIATE IN ORDER FOR RACC TO OBTAIN POSSESSION OF THE COLLATERAL. THE PARTIES HEREBY CONSENT AND AGREE TO BE SUBJECT TO THE JURISDICTION OF THE AFORESAID COURTS IN SUCH PROCEEDINGS.

16. WAIVER OF RIGHT TO JURY TRIAL. ALL PARTIES TO THIS SECURITY AGREEMENT HEREBY VOLUNTARILY, KNOWINGLY AND IRREVOCABLY WAIVE ANY CONSTITUTIONAL OR OTHER RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN THE EVENT OF LITIGATION CONCERNING THIS SECURITY AGREEMENT.

17. Damages. To the extent that any party hereto is subject to liability for any breach under this Security Agreement, the liability of such party shall be limited to the actual and direct monetary damages caused by such breach. In no event shall any party hereto be liable for indirect, special, consequential, multiple or punitive damages, or any damage deemed to be of an indirect or consequential nature arising out of or related to its performance hereunder, whether based upon breach of contract, warranty, negligence and whether grounded in tort, contract, civil law or other theories of liability, including strict liability. To the extent that this limitation of liability conflicts with any other provision(s) in this Security Agreement, said provision(s) shall be regarded as amended to whatever extent required to make such provision(s) consistent with this Section 17.

18. Enforceability. The unenforceability of any provision hereof shall not affect the validity of any other provision hereof.

19. Binding Agreement. All obligations of Debtor hereunder shall bind the heirs, agents and attorneys-in-fact, successors and assigns of Debtor. All rights of RACC hereunder shall inure to the benefit of its successors and assigns.

20. Assignment. RACC may transfer or assign all or any part of its interest in this Security Agreement without the consent of Debtor or any other party, and Debtor hereby consents to any future assignment by RACC hereunder. Debtor shall not sell, assign, transfer, encumber or convey any of its interests in the Collateral or in this Security Agreement without the prior written consent of RACC.

21. Entire Agreement. This Security Agreement, the Restructuring Agreement and the other Transaction Documents constitute the entire agreement between and among the parties with respect to the subject matter hereof. There are no verbal understandings, agreements, representations or warranties not expressly set forth herein. Neither this Security Agreement, the Restructuring Agreement or any of the other Transaction Documents shall be changed orally, but only by writing signed by the parties hereto.

22. Miscellaneous. Time is of the essence hereof. RACC’s failure to insist on performance of any of the terms and conditions contained in this Security Agreement, the Restructuring Agreement or the other Transaction Documents or to exercise any right or benefit will not constitute a waiver unless the waiver is in writing, executed by an authorized representative of RACC. RACC’s waiver of any default hereunder or thereunder will not thereafter waive those terms, conditions, rights or privileges, whether of the same or a similar type.

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DEBTOR HEREIN ACKNOWLEDGES THAT DEBTOR HAS READ AND FULLY UNDERSTANDS ALL OF THE TERMS AND CONDITIONS OF THIS SECURITY AGREEMENT. BY EXECUTION HEREOF, THE UNDERSIGNED HEREBY CERTIFIES THAT HE/SHE IS DULY AUTHORIZED TO EXECUTE THIS SECURITY AGREEMENT IN THE CAPACITY STATED BELOW.

Executed as of this              day of                      2007, at Wichita, Kansas.

Great Lakes Aviation, Ltd. (“Debtor”)

By:

Print Name:

Title:

Address:	1022 Airport Parkway
Cheyenne, Wyoming 82001

Raytheon Aircraft Credit Corporation (“RACC”)

By:
Andrew A. Mathews, President

Exhibit A

Irrevocable De-Registration and Export Request Authorization1

March 8, 2007

TO:	United States Federal Aviation Administration Aircraft Registry

RE:	Irrevocable De-Registration and Export Request Authorization

The undersigned is the registered owner of the One (1) Embraer model EMB-120ER aircraft bearing serial number 120-            , and United States Registration No.          (together with all installed, incorporated or attached accessories, parts and equipment, the “aircraft”).

This instrument is an irrevocable de-registration and export request authorization issued by the undersigned in favor of Raytheon Aircraft Credit Corporation (“the authorized party”) under the authority of Article XIII of the Protocol to the Convention on International Interests in Mobile Equipment on Matters specific to Aircraft Equipment. In accordance with that Article, the undersigned hereby requests:

(i)	recognition that the authorized party or the person it certifies as its designee is the sole person entitled to:

(a)	procure the de-registration of the aircraft from the Federal Aviation Administration Aircraft Registry maintained by the United States for the purposes of Chapter III of the Convention on International Civil Aviation, signed at Chicago, on 7 December 1944, and

(b)	procure the export and physical transfer of the aircraft from or within the United States;

and

(ii)	confirmation that the authorized party or the person it certifies as its designee may take the action specified in clause (i) above on written demand without the consent of the undersigned and that, upon such demand, the authorities in the United States of America shall co-operate with the authorized party with a view to the speedy completion of such action.

The rights in favor of the authorized party established by this instrument may not be revoked by the undersigned without the written consent of the authorized party.

[1]

Filed in connection with and made a part of the Aircraft Security Agreement, dated March     , 2007, between Great Lakes Aviation, Ltd., as Debtor, and Raytheon Aircraft Credit Corporation, as Secured Party, filed with the FAA simultaneously herewith.

Please acknowledge your agreement to this request and its terms by appropriate notation in the space provided below and lodging this instrument in U.S. Federal Aviation Administration Aircraft Registry.

GREAT LAKES AVIATION, LTD.

By:

Print Name:

Title:

Address:	1022 Airport Parkway
Cheyenne, Wyoming 82001

Exhibit H

Equity Provisions from Existing Restructuring Agreement

8. Receipt of Equity.

. . .

(B)

Anti-Dilution. Except for (i) the issuance of options to purchase up to 1,000,000 shares of Common Stock pursuant to Great Lakes’ 1993 Stock Option Plan, (ii) the issuance of options to purchase up to 300,000 shares of Common Stock pursuant to Great Lakes’ 1993 Director Stock Option Plan, (iii) the issuance of options for new management of Great Lakes hired subsequent to the effectiveness of this Agreement to purchase up to 400,000 shares of Common Stock pursuant to an additional equity incentive plan to be implemented in the near future provided that all recipients of options pursuant to such additional equity incentive plan sign lockup agreements as set forth in Section 14(B)(31), (iv) the issuance of up to 2,300,000 shares of Common Stock in connection with the exercise of any of the foregoing options, and (v) the issuance of up to 150,000 shares of Common Stock pursuant to Great Lakes’ Employee Stock Purchase Plan, if, at any time or from time to time Great Lakes issues any shares of, or options or warrants to purchase or other securities convertible into, Common Stock (an “Additional Issuance”), Great Lakes shall provide not less than five (5) days’ prior written notice of such Additional Issuance to RACC, and RACC shall be entitled to receive, on the date of each such issuance (an “Additional Issuance Date”), by giving Great Lakes notice within thirty (30) days of its receipt of Great Lakes’ notice of such Additional Issuance, at a price per share equal to the price per share payable in connection with such Additional Issuance or, in the case of an option or warrant to purchase Common Stock, at a price per share equal to the price per option, if any, payable in connection with such Additional Issuance plus the per share exercise price thereunder, a number of additional shares of Common Stock (the “Anti-Dilution Shares”) as is equal to the product of (i) fifty-six and 25/100 (56.25) multiplied by (ii) the number of shares of Common Stock issued or issuable in connection with such Additional Issuance, determined on a fully-diluted basis. The Anti-Dilution Shares, when issued, shall be duly authorized, fully paid and nonassessable shares of Common Stock. The certificates for the Anti-Dilution Shares shall be issued in the name of RACC (or RACC’s transferee or designee), and delivered to such person within three (3) business days after the Additional Issuance Date. Issuance of certificates for Anti-Dilution Shares shall be made without charge to RACC (or RACC’s transferee or designee) for any issue or transfer taxes or other incidental expenses in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by Great Lakes. This Section 8(B) shall expire upon the earlier of (1) the Debt Service Ratio (as defined in Section 15(A)) as at the end of any two consecutive fiscal quarters being greater than or equal to 3.0:1.0 or (2) the Free Cash Flow (as defined on Schedule 5) as at the end of any fiscal year is greater than or equal to $15,000,000 (the date of such earlier occurrence is referred to as the “Limited Termination

H-1

Date”) provided that Great Lakes is in compliance with this Agreement, each of the other Transaction Documents (as defined below) and any other agreement between itself and RACC.

15. Great Lakes Covenants.

. . .

(H)	Equity Issuances. Except for issuances pursuant to the equity incentive plans as described in Section 8(B) above and the issuance of Common Stock dividends pursuant to Section 15(B) above, Great Lakes shall not issue any capital stock or any warrants, options or other rights to acquire any of its capital stock or any other form of equity capital unless the terms of each such issuance are reasonably acceptable to RACC. Capital stock does not include preferred stock as described in Section 1504(a)(4) of the Internal Revenue Code of 1986 and regulations thereunder, interpretations thereof and rulings applying or interpreting such Section.

. . .

(J)	Shelf Registration. Great Lakes shall, simultaneously with the completion of its Form 10-K for its 2002 fiscal year, file with the Securities and Exchange Commission a Shelf Registration as to the RACC Shares and any Anti-Dilution Shares and shall use its best efforts thereafter to obtain and maintain the effectiveness of the Shelf Registration. “Shelf Registration” means the shelf registration pursuant to Rule 145 promulgated under the Securities Act of 1933, as amended, by Great Lakes of the sale by RACC (which sale, at the option of RACC in its sole and absolute discretion, may be through an underwriter) of the RACC Shares and any Anti-Dilution Shares held by RACC. In the event of the issuance of any Anti-Dilution Shares, Great Lakes will promptly either (i) amend the Shelf Registration to include such Anti-Dilution Shares or (ii) or file an additional Shelf Registration with respect to such Anti-Dilution Shares. Great Lakes shall not allow the effectiveness of the Shelf Registration to lapse at any time after its initial effectiveness as a result of events within Great Lakes’ control. If, at any time after its initial effectiveness, the Shelf Registration shall cease to be effective as the result of events beyond Great Lakes’ control, Great Lakes shall at all times thereafter use its best efforts to reinstate the effectiveness of the Shelf Registration.

H-2

Schedule 1

Aircraft Note Payment and Amortization Schedule

AMORTIZATION SCHEDULE – Normal Amortization, 360 Day Year

#		Payment	Interest	Principal	Balance
Loan					2,145,520.42
1	31-Mar-07	25,500.00	9,125.81	16,374.19	2,129,146.22
2	30-Apr-07	25,500.00	11,812.39	13,687.61	2,115,458.61
3	31-May-07	25,500.00	12,127.66	13,372.34	2,102,086.27
4	30-Jun-07	25,500.00	11,662.26	13,837.74	2,088,248.53
5	31-Jul-07	25,500.00	11,971.67	13,528.33	2,074,720.21
6	31-Aug-07	25,500.00	11,894.12	13,605.88	2,061,114.32
7	30-Sep-07	25,500.00	11,434.95	14,065.05	2,047,049.27
8	31-Oct-07	25,500.00	11,735.48	13,764.52	2,033,284.75
9	30-Nov-07	25,500.00	11,280.55	14,219.45	2,019,065.30
10	31-Dec-07	25,500.00	11,575.05	13,924.95	2,005,140.36
11	31-Jan-08	25,500.00	11,495.22	14,004.78	1,991,135.58
12	29-Feb-08	25,500.00	10,678.49	14,821.51	1,976,314.07
13	31-Mar-08	25,500.00	11,329.96	14,170.04	1,962,144.03
14	30-Apr-08	25,500.00	10,885.87	14,614.13	1,947,529.90
15	31-May-08	25,500.00	11,164.95	14,335.05	1,933,194.85
16	30-Jun-08	25,500.00	10,725.26	14,774.74	1,918,420.11
17	31-Jul-08	25,500.00	10,998.07	14,501.93	1,903,918.17
18	31-Aug-08	25,500.00	10,914.93	14,585.07	1,889,333.10
19	30-Sep-08	25,500.00	10,481.92	15,018.08	1,874,315.02
20	31-Oct-08	25,500.00	10,745.22	14,754.78	1,859,560.23
21	30-Nov-08	25,500.00	10,316.74	15,183.26	1,844,376.97
22	31-Dec-08	25,500.00	10,573.59	14,926.41	1,829,450.56
23	31-Jan-09	25,500.00	10,488.01	15,011.99	1,814,438.57
24	28-Feb-09	25,500.00	9,395.31	16,104.69	1,798,333.88
25	31-Mar-09	25,500.00	10,309.63	15,190.37	1,783,143.51
26	30-Apr-09	25,500.00	9,892.78	15,607.22	1,767,536.29
27	31-May-09	25,500.00	10,133.07	15,366.93	1,752,169.36
28	30-Jun-09	25,500.00	9,720.94	15,779.06	1,736,390.30
29	31-Jul-09	25,500.00	9,954.51	15,545.49	1,720,844.81
30	31-Aug-09	25,500.00	9,865.39	15,634.61	1,705,210.20
31	30-Sep-09	25,500.00	9,460.41	16,039.59	1,689,170.62
32	31-Oct-09	25,500.00	9,683.81	15,816.19	1,673,354.42
33	30-Nov-09	25,500.00	9,283.68	16,216.32	1,657,138.10
34	31-Dec-09	25,500.00	9,500.17	15,999.83	1,641,138.27
35	31-Jan-10	25,500.00	9,408.44	16,091.56	1,625,046.71
36	28-Feb-10	25,500.00	8,414.63	17,085.37	1,607,961.34
37	31-Mar-10	25,500.00	9,218.24	16,281.76	1,591,679.58
38	30-Apr-10	25,500.00	8,830.55	16,669.45	1,575,010.13
39	31-May-10	25,500.00	9,029.34	16,470.66	1,558,539.47
40	30-Jun-10	25,500.00	8,646.69	16,853.31	1,541,686.16
41	31-Jul-10	25,500.00	8,838.30	16,661.70	1,525,024.46
42	31-Aug-10	25,500.00	8,742.78	16,757.22	1,508,267.24

S-1-1

43	30-Sep-10	25,500.00	8,367.78	17,132.22	1,491,135.02
44	31-Oct-10	25,500.00	8,548.49	16,951.51	1,474,183.52
45	30-Nov-10	25,500.00	8,178.69	17,321.31	1,456,862.21
46	31-Dec-10	25,500.00	8,352.01	17,147.99	1,439,714.22
47	31-Jan-11	25,500.00	8,253.70	17,246.30	1,422,467.92
48	28-Feb-11	25,500.00	7,365.66	18,134.34	1,404,333.58
49	31-Mar-11	25,500.00	8,050.87	17,449.13	1,386,884.45
50	30-Apr-11	25,500.00	7,694.36	17,805.64	1,369,078.81
51	31-May-11	25,500.00	7,848.76	17,651.24	1,351,427.57
52	30-Jun-11	25,500.00	7,497.65	18,002.35	1,333,425.21

S-1-2

Schedule 2

Senior Note Payment and Amortization Schedule

AMORTIZATION SCHEDULE – Normal Amortization, 365 Day Year

#		Payment	Interest	Principal	Balance
Loan					13,263,084.43
0	3/30/07	76,308.16	76,308.16	0	13,263,084.43
1	4/30/07	76,308.16	76,308.16	0	13,263,084.43
2	5/30/07	405,237.61	78,851.76	326,385.85	12,936,698.59
3	6/30/07	74,430.32	74,430.32	0	12,936,698.59
4	7/30/07	76,911.33	76,911.33	0	12,936,698.59
5	8/30/07	403,297.18	76,911.33	326,385.85	12,610,312.74
6	9/30/07	72,552.48	72,552.48	0	12,610,312.74
7	10/30/07	74,970.90	74,970.90	0	12,610,312.74
8	11/30/07	572,552.48	72,552.48	500,000.00	12,110,312.74
9	12/30/07	71,998.30	71,998.30	0	12,110,312.74
10	1/30/08	69,675.77	69,675.77	0	12,110,312.74
11	2/29/08	69,675.77	69,675.77	0	12,110,312.74
12	3/30/08	71,998.30	71,998.30	0	12,110,312.74
13	4/30/08	69,675.77	69,675.77	0	12,110,312.74
14	5/30/08	398,384.15	71,998.30	326,385.85	11,783,926.90
15	6/30/08	67,797.94	67,797.94	0	11,783,926.90
16	7/30/08	70,057.87	70,057.87	0	11,783,926.90
17	8/30/08	396,443.72	70,057.87	326,385.85	11,457,541.05
18	9/30/08	65,920.10	65,920.10	0	11,457,541.05
19	10/30/08	68,117.44	68,117.44	0	11,457,541.05
20	11/30/08	565,920.10	65,920.10	500,000.00	10,957,541.05
21	12/30/08	65,144.83	65,144.83	0	10,957,541.05
22	1/30/09	60,941.94	60,941.94	0	10,957,541.05
23	2/28/09	63,043.39	63,043.39	0	10,957,541.05
24	3/30/09	65,144.83	65,144.83	0	10,957,541.05
25	4/30/09	63,043.39	63,043.39	0	10,957,541.05
26	5/30/09	391,530.68	65,144.83	326,385.85	10,631,155.21
27	6/30/09	61,165.55	61,165.55	0	10,631,155.21
28	7/30/09	63,204.40	63,204.40	0	10,631,155.21
29	8/30/09	389,590.25	63,204.40	326,385.85	10,304,769.36
30	9/30/09	59,287.71	59,287.71	0	10,304,769.36
31	10/30/09	61,263.97	61,263.97	0	10,304,769.36
32	11/30/09	809,287.71	59,287.71	750,000.00	9,554,769.36
33	12/30/09	56,805.07	56,805.07	0	9,554,769.36
34	1/30/10	53,140.22	53,140.22	0	9,554,769.36
35	2/28/10	54,972.65	54,972.65	0	9,554,769.36
36	3/30/10	56,805.07	56,805.07	0	9,554,769.36
37	4/30/10	54,972.65	54,972.65	0	9,554,769.36
38	5/30/10	383,190.91	56,805.07	326,385.85	9,228,383.52

S-2-1

39	6/30/10	53,094.81	53,094.81	0	9,228,383.52
40	7/30/10	54,864.64	54,864.64	0	9,228,383.52
41	8/30/10	381,250.49	54,864.64	326,385.85	8,901,997.67
42	9/30/10	51,216.97	51,216.97	0	8,901,997.67
43	10/30/10	52,924.21	52,924.21	0	8,901,997.67
44	11/30/10	801,216.97	51,216.97	750,000.00	8,151,997.67
45	12/30/10	48,465.30	48,465.30	0	8,151,997.67
46	1/30/11	45,338.51	45,338.51	0	8,151,997.67
47	2/28/11	46,901.90	46,901.90	0	8,151,997.67
48	3/30/11	48,465.30	48,465.30	0	8,151,997.67
49	4/30/11	46,901.90	46,901.90	0	8,151,997.67
50	5/30/11	374,851.15	48,465.30	326,385.85	7,825,611.82
51	6/30/11	45,024.07	45,024.07	0	7,825,611.82
52	7/30/11	46,524.87	46,524.87	0	7,825,611.82
53	8/30/11	372,910.72	46,524.87	326,385.85	7,499,225.98
54	9/30/11	43,146.23	43,146.23	0	7,499,225.98
55	10/30/11	44,584.44	44,584.44	0	7,499,225.98
56	11/30/11	1,043,146.23	43,146.23	1,000,000.00	6,499,225.98
57	12/30/11	38,639.23	38,639.23	0	6,499,225.98
58	1/30/12	36,146.38	36,146.38	0	6,499,225.98
59	2/29/12	37,392.81	37,392.81	0	6,499,225.98
60	3/30/12	38,639.23	38,639.23	0	6,499,225.98
61	4/30/12	37,392.81	37,392.81	0	6,499,225.98
62	5/30/12	365,025.08	38,639.23	326,385.85	6,172,840.14
63	6/30/12	35,514.97	35,514.97	0	6,172,840.14
64	7/30/12	36,698.80	36,698.80	0	6,172,840.14
65	8/30/12	363,084.65	36,698.80	326,385.85	5,846,454.29
66	9/30/12	33,637.13	33,637.13	0	5,846,454.29
67	10/30/12	34,758.37	34,758.37	0	5,846,454.29
68	11/30/12	1,033,637.13	33,637.13	1,000,000.00	4,846,454.29
69	12/30/12	28,813.17	28,813.17	0	4,846,454.29
70	1/30/13	26,954.25	26,954.25	0	4,846,454.29
71	2/28/13	27,883.71	27,883.71	0	4,846,454.29
72	3/30/13	28,813.17	28,813.17	0	4,846,454.29
73	4/30/13	27,883.71	27,883.71	0	4,846,454.29
74	5/30/13	355,199.01	28,813.17	326,385.85	4,520,068.45
75	6/30/13	26,005.87	26,005.87	0	4,520,068.45
76	7/30/13	26,872.74	26,872.74	0	4,520,068.45
77	8/30/13	353,258.58	26,872.74	326,385.85	4,193,682.60
78	9/30/13	24,128.04	24,128.04	0	4,193,682.60
79	10/30/13	24,932.30	24,932.30	0	4,193,682.60
80	11/30/13	1,274,128.04	24,128.04	1,250,000.00	2,943,682.60
81	12/30/13	17,500.80	17,500.80	0	2,943,682.60
82	1/30/14	16,371.71	16,371.71	0	2,943,682.60
83	2/28/14	16,936.26	16,936.26	0	2,943,682.60
84	3/30/14	17,500.80	17,500.80	0	2,943,682.60

S-2-2

85	4/30/14	16,936.26	16,936.26	0	2,943,682.60
86	5/30/14	343,886.64	17,500.80	326,385.85	2,617,296.76
87	6/30/14	15,058.42	15,058.42	0	2,617,296.76
88	7/30/14	15,560.37	15,560.37	0	2,617,296.76
89	8/30/14	341,946.21	15,560.37	326,385.85	2,290,910.91
90	9/30/14	13,180.58	13,180.58	0	2,290,910.91
91	10/30/14	13,619.94	13,619.94	0	2,290,910.91
92	11/30/14	1,263,180.58	13,180.58	1,250,000.00	1,040,910.91
93	12/30/14	6,188.43	6,188.43	0	1,040,910.91
94	1/30/15	5,789.18	5,789.18	0	1,040,910.91
95	2/28/15	5,988.80	5,988.80	0	1,040,910.91
96	3/30/15	6,188.43	6,188.43	0	1,040,910.91
97	4/30/15	5,988.80	5,988.80	0	1,040,910.91
98	5/30/15	332,574.27	6,188.43	326,385.85	714,525.06
99	6/30/15	4,110.97	4,110.97	0	714,525.06
100	7/30/15	4,248.00	4,248.00	0	714,525.06
101	8/30/15	330,633.84	4,248.00	326,385.85	388,139.22
102	9/30/15	2,233.13	2,233.13	0	388,139.22
103	10/30/15	2,307.57	2,307.57	0	388,139.22
104	11/30/15	390,372.35	2,233.13	388,139.22	0.00

S-2-3

Schedule 3

RACC’s Legal and Out-of-Pocket Expenses

Bingham McCutchen Legal Fees $80,000 (not to exceed $80,000)

Schedule 4

Existing Indebtedness of Great Lakes

(Other than allowed in section 9.(A).)

Creditor: Boeing Capital

Remaining Lease Payments on Two (2) EMB 120 Aircraft $3,700,000

Creditor: Finova Capital

Settlement Agreement Note Outstanding Balance of $769,639

Schedule 5

Existing Affiliate Transactions

The Company rents six-passenger aircraft and a vehicle from Iowa Great Lakes Flyers, Inc.

Schedule 6

Litigation

The Company is a defendant in a lawsuit arising from a gear-up landing of one of the Company’s Beechcraft 1900D aircraft at O’Hare International Airport in Chicago, Illinois on February 10, 2001. Seven plaintiffs filed suit against the Company, United Air Lines, Inc., and the flight crew of the aircraft. The complaint alleges that the plaintiffs suffered personal injuries as passengers aboard the aircraft when the pilots allegedly landed the aircraft without extending the landing gear. The Company’s insurance carrier is providing for the Company’s defense in the lawsuit, and the Company believes that any claims that arise from the accident that are not covered by insurance will not have a material adverse effect on the Company’s financial position.

The Company is a party to other ongoing legal claims and assertions arising in the ordinary course of business. Management believes that the resolution of these matters will not have a material adverse effect on the Company’s financial position.

FIRST AMENDMENT TO AMENDED AND

RESTATED RESTRUCTURING AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED RESTRUCTURING AGREEMENT is entered into as of March 23, 2007 (this “Amendment”), by and between Great Lakes Aviation Ltd. (“Great Lakes”), and Raytheon Aircraft Credit Corporation (“RACC”).

WITNESSETH:

WHEREAS, Great Lakes and RACC are parties to the Amended and Restated Restructuring Agreement dated as of March 9, 2007 (the “Restructuring Agreement”);

WHEREAS, the parties have agreed to certain changes as to the principal amounts, payment dates and amortization schedules of the Aircraft Notes (as defined in the Restructuring Agreement) and the Senior Note (as defined in the Restructuring Agreement);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto agree as follows:

1. Amendment to Section 2 of the Restructuring Agreement. The Restructuring Agreement is hereby amended by deleting in its entirety the third sentence of Section 2, and inserting in lieu thereof the following new sentence:

“Each of the Aircraft Notes shall bear interest at a fixed rate of six and three-quarters percent (6.75%) per annum, shall have an original principal amount of $2,116,573.70 and provide for monthly payments as set forth on Schedule 1 hereto payable in arrears starting on March 30, 2007.”

2. Amendment to Section 3 of the Restructuring Agreement. The Restructuring Agreement is hereby amended by deleting in their entirety the third sentence of Section 3, and inserting in lieu thereof the following two new sentences:

“Interest on the Senior Note shall be payable monthly in arrears on the thirtieth day of each month commencing on March 30, 2007.”

3. Amendment to Schedule 1 of the Restructuring Agreement. Schedule 1 of the Restructuring Agreement is hereby amended by deleting the current Schedule 1 in its entirety and replacing it with the new Schedule 1 that is attached hereto as Amendment Exhibit A.

4. Amendment to Schedule 2 of the Restructuring Agreement. Schedule 2 of the Restructuring Agreement is hereby amended by deleting the current Schedule 2 in its entirety and replacing it with the new Schedule 2 that is attached hereto as Amendment Exhibit B.

5. Continuing Effect of Restructuring Agreement. This Amendment shall not constitute an amendment or waiver of any other provision of the Restructuring Agreement not expressly referred to herein. Except as amended, modified and supplemented hereby, the Restructuring Agreement is and remains in full force and effect and is hereby ratified and confirmed.

1

6. GOVERNING LAW AND INFORMED CHOICE. THIS AMENDMENT WAS MADE AND ENTERED INTO IN THE STATE OF KANSAS AND THE LAW GOVERNING THIS TRANSACTION SHALL BE THAT OF THE STATE OF KANSAS AS IT MAY FROM TIME TO TIME EXIST. THE PARTIES AGREE THAT ANY LEGAL PROCEEDING BASED UPON THE PROVISIONS OF THIS AMENDMENT OR THE RESTRUCTURING AGREEMENT AS AMENDED HEREBY SHALL BE BROUGHT EXCLUSIVELY IN EITHER THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF KANSAS AT WICHITA, KANSAS, OR IN THE EIGHTEENTH JUDICIAL DISTRICT COURT OF SEDGWICK COUNTY, KANSAS, TO THE EXCLUSION OF ALL OTHER COURTS AND TRIBUNALS. THE PARTIES HEREBY CONSENT AND AGREE TO BE SUBJECT TO THE JURISDICTION OF THE AFORESAID COURTS IN SUCH PROCEEDINGS. THE PARTIES EACH IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AMENDMENT, THE RESTRUCTURING AGREEMENT AS AMENDED HEREBY OR ANY OTHER DOCUMENT RELATED THERETO. THE PARTIES EACH WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH APPLICABLE STATE.

7. WAIVER OF RIGHT TO JURY TRIAL. ALL PARTIES TO THIS AMENDMENT HEREBY VOLUNTARILY, KNOWINGLY AND IRREVOCABLY WAIVE ANY CONSTITUTIONAL OR OTHER RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN THE EVENT OF LITIGATION CONCERNING THIS AMENDMENT OR THE RESTRUCTURING AGREEMENT AS AMENDED HEREBY.

8. Severability. If any provision in this Amendment shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions of this Amendment shall not be impaired thereby, nor shall the validity, legality or enforceability of any such defective provision be in any way affected or impaired in any other jurisdiction.

9. Counterparts. This Amendment may be executed and delivered by the parties hereto in separate counterparts, each of which when executed and delivered, shall be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment.

[Remainder of this page intentionally left blank.]

2

Executed as of this 23 day of March, 2007, at Wichita, Kansas.

GREAT LAKES AVIATION, LTD.		RAYTHEON AIRCRAFT CREDIT CORPORATION

By:	/s/ Michael Matthews	By:	/s/Andrew Mathews
Name:	Michael Matthews	Name:	Andrew Mathews
Title:	Chief Financial Officer	Title:	President

3

AMENDMENT EXHIBIT A

Aircraft Note Payment and Amortization Schedule

APR             6.75%

	Event	Amount	Number
1	Loan	2,116,573.70	1
2	Balloon Payment	1,306,674.84	52

AMORTIZATION SCHEDULE – Normal Amortization, 360 Day Year

#		Payment	Interest	Principal	Balance
Loan					2,116,573.70
1	30-Mar-07	22,181.23	8,334.01	13,847.23	2,102,726.47
2	30-Apr-07	25,500.00	12,222.10	13,277.90	2,089,448.57
3	30-May-07	25,500.00	11,753.15	13,746.85	2,075,701.72
4	30-Jun-07	25,500.00	12,065.02	13,434.98	2,062,266.74
5	30-Jul-07	25,500.00	11,600.25	13,899.75	2,048,366.99
6	30-Aug-07	25,500.00	11,906.13	13,593.87	2,034,773.12
7	30-Sep-07	25,500.00	11,827.12	13,672.88	2,021,100.24
8	30-Oct-07	25,500.00	11,368.69	14,131.31	2,006,968.93
9	30-Nov-07	25,500.00	11,665.51	13,834.49	1,993,134.43
10	30-Dec-07	25,500.00	11,211.38	14,288.62	1,978,845.82
11	30-Jan-08	25,500.00	11,502.04	13,997.96	1,964,847.86
12	29-Feb-08	25,500.00	11,052.27	14,447.73	1,950,400.13
13	30-Mar-08	25,500.00	10,971.00	14,529.00	1,935,871.13
14	30-Apr-08	25,500.00	11,252.25	14,247.75	1,921,623.38
15	30-May-08	25,500.00	10,809.13	14,690.87	1,906,932.51
16	30-Jun-08	25,500.00	11,084.05	14,415.95	1,892,516.55
17	30-Jul-08	25,500.00	10,645.41	14,854.59	1,877,661.96
18	30-Aug-08	25,500.00	10,913.91	14,586.09	1,863,075.87
19	30-Sep-08	25,500.00	10,829.13	14,670.87	1,848,405.00
20	30-Oct-08	25,500.00	10,397.28	15,102.72	1,833,302.28
21	30-Nov-08	25,500.00	10,656.07	14,843.93	1,818,458.35
22	30-Dec-08	25,500.00	10,228.83	15,271.17	1,803,187.17
23	30-Jan-09	25,500.00	10,481.03	15,018.97	1,788,168.20
24	28-Feb-09	25,500.00	9,723.16	15,776.84	1,772,391.36
25	30-Mar-09	25,500.00	9,969.70	15,530.30	1,756,861.07
26	30-Apr-09	25,500.00	10,211.75	15,288.25	1,741,572.82
27	30-May-09	25,500.00	9,796.35	15,703.65	1,725,869.17
28	30-Jun-09	25,500.00	10,031.61	15,468.39	1,710,400.78
29	30-Jul-09	25,500.00	9,621.00	15,879.00	1,694,521.79
30	30-Aug-09	25,500.00	9,849.41	15,650.59	1,678,871.19
31	30-Sep-09	25,500.00	9,758.44	15,741.56	1,663,129.63
32	30-Oct-09	25,500.00	9,355.10	16,144.90	1,646,984.74
33	30-Nov-09	25,500.00	9,573.10	15,926.90	1,631,057.84

A-1

34	30-Dec-09	25,500.00	9,174.70	16,325.30	1,614,732.54
35	30-Jan-10	25,500.00	9,385.63	16,114.37	1,598,618.17
36	28-Feb-10	25,500.00	8,692.49	16,807.51	1,581,810.66
37	30-Mar-10	25,500.00	8,897.68	16,602.32	1,565,208.34
38	30-Apr-10	25,500.00	9,097.77	16,402.23	1,548,806.11
39	30-May-10	25,500.00	8,712.03	16,787.97	1,532,018.15
40	30-Jun-10	25,500.00	8,904.86	16,595.14	1,515,423.00
41	30-Jul-10	25,500.00	8,524.25	16,975.75	1,498,447.26
42	30-Aug-10	25,500.00	8,709.72	16,790.28	1,481,656.98
43	30-Sep-10	25,500.00	8,612.13	16,887.87	1,464,769.11
44	30-Oct-10	25,500.00	8,239.33	17,260.67	1,447,508.44
45	30-Nov-10	25,500.00	8,413.64	17,086.36	1,430,422.08
46	30-Dec-10	25,500.00	8,046.12	17,453.88	1,412,968.21
47	30-Jan-11	25,500.00	8,212.88	17,287.12	1,395,681.09
48	28-Feb-11	25,500.00	7,589.02	17,910.98	1,377,770.10
49	30-Mar-11	25,500.00	7,749.96	17,750.04	1,360,020.06
50	30-Apr-11	25,500.00	7,905.12	17,594.88	1,342,425.17
51	30-May-11	25,500.00	7,551.14	17,948.86	1,324,476.32
52	30-Jun-11	25,500.00	7,698.52	17,801.48	1,306,674.84

A-2

AMENDMENT EXHIBIT B

Senior Note Payment and Authorization Schedule

APR             7.0%

	Event	Amount	Number
1	Loan	13,174,754.62	1
2	Quarterly Cash Payment	652,771.69

AMORTIZATION SCHEDULE - Normal Amortization, 360 Day Year

#		Payment	Interest	Principal	Balance
Loan					13,174,754.62
0	3/30/07	51,235.16	51,235.16	0.00	13,174,754.62
1	4/30/07	79,414.49	79,414.49	0.00	13,174,754.62
2	5/30/07	75,799.96	75,799.96	0.00	13,174,754.62
3	6/30/07	404,712.47	78,326.62	326,385.85	12,848,368.78
4	7/30/07	73,922.12	73,922.12	0.00	12,848,368.78
5	8/30/07	76,386.19	76,386.19	0.00	12,848,368.78
6	9/30/07	402,772.04	76,386.19	326,385.85	12,521,982.93
7	10/30/07	72,044.29	72,044.29	0.00	12,521,982.93
8	11/30/07	74,445.76	74,445.76	0.00	12,521,982.93
9	12/30/07	572,044.29	72,044.29	500,000.00	12,021,982.93
10	1/30/08	71,473.16	71,473.16	0.00	12,021,982.93
11	2/29/08	69,167.57	69,167.57	0.00	12,021,982.93
12	3/30/08	69,167.57	69,167.57	0.00	12,021,982.93
13	4/30/08	71,473.16	71,473.16	0.00	12,021,982.93
14	5/30/08	69,167.57	69,167.57	0.00	12,021,982.93
15	6/30/08	397,859.00	71,473.16	326,385.85	11,695,597.09
16	7/30/08	67,289.74	67,289.74	0.00	11,695,597.09
17	8/30/08	69,532.73	69,532.73	0.00	11,695,597.09
18	9/30/08	395,918.57	69,532.73	326,385.85	11,369,211.24
19	10/30/08	65,411.90	65,411.90	0.00	11,369,211.24
20	11/30/08	67,592.30	67,592.30	0.00	11,369,211.24
21	12/30/08	565,411.90	65,411.90	500,000.00	10,869,211.24
22	1/30/09	64,619.69	64,619.69	0.00	10,869,211.24
23	2/28/09	60,450.68	60,450.68	0.00	10,869,211.24
24	3/30/09	62,535.19	62,535.19	0.00	10,869,211.24
25	4/30/09	64,619.69	64,619.69	0.00	10,869,211.24
26	5/30/09	62,535.19	62,535.19	0.00	10,869,211.24
27	6/30/09	391,005.54	64,619.69	326,385.85	10,542,825.40
28	7/30/09	60,657.35	60,657.35	0.00	10,542,825.40
29	8/30/09	62,679.26	62,679.26	0.00	10,542,825.40

B-1

30	9/30/09	389,065.11	62,679.26	326,385.85	10,216,439.55
31	10/30/09	58,779.52	58,779.52	0.00	10,216,439.55
32	11/30/09	60,738.83	60,738.83	0.00	10,216,439.55
33	12/30/09	808,779.52	58,779.52	750,000.00	9,466,439.55
34	1/30/10	56,279.93	56,279.93	0.00	9,466,439.55
35	2/28/10	52,648.97	52,648.97	0.00	9,466,439.55
36	3/30/10	54,464.45	54,464.45	0.00	9,466,439.55
37	4/30/10	56,279.93	56,279.93	0.00	9,466,439.55
38	5/30/10	54,464.45	54,464.45	0.00	9,466,439.55
39	6/30/10	382,665.77	56,279.93	326,385.85	9,140,053.71
40	7/30/10	52,586.61	52,586.61	0.00	9,140,053.71
41	8/30/10	54,339.50	54,339.50	0.00	9,140,053.71
42	9/30/10	380,725.34	54,339.50	326,385.85	8,813,667.86
43	10/30/10	50,708.77	50,708.77	0.00	8,813,667.86
44	11/30/10	52,399.07	52,399.07	0.00	8,813,667.86
45	12/30/10	800,708.77	50,708.77	750,000.00	8,063,667.86
46	1/30/11	47,940.16	47,940.16	0.00	8,063,667.86
47	2/28/11	44,847.25	44,847.25	0.00	8,063,667.86
48	3/30/11	46,393.71	46,393.71	0.00	8,063,667.86
49	4/30/11	47,940.16	47,940.16	0.00	8,063,667.86
50	5/30/11	46,393.71	46,393.71	0.00	8,063,667.86
51	6/30/11	374,326.01	47,940.16	326,385.85	7,737,282.02
52	7/30/11	44,515.87	44,515.87	0.00	7,737,282.02
53	8/30/11	45,999.73	45,999.73	0.00	7,737,282.02
54	9/30/11	372,385.58	45,999.73	326,385.85	7,410,896.17
55	10/30/11	42,638.03	42,638.03	0.00	7,410,896.17
56	11/30/11	44,059.30	44,059.30	0.00	7,410,896.17
57	12/30/11	1,042,638.03	42,638.03	1,000,000.00	6,410,896.17
58	1/30/12	38,114.10	38,114.10	0.00	6,410,896.17
59	2/29/12	36,884.61	36,884.61	0.00	6,410,896.17
60	3/30/12	36,884.61	36,884.61	0.00	6,410,896.17
61	4/30/12	38,114.10	38,114.10	0.00	6,410,896.17
62	5/30/12	36,884.61	36,884.61	0.00	6,410,896.17
63	6/30/12	364,499.94	38,114.10	326,385.85	6,084,510.33
64	7/30/12	35,006.77	35,006.77	0.00	6,084,510.33
65	8/30/12	36,173.66	36,173.66	0.00	6,084,510.33
66	9/30/12	362,559.51	36,173.66	326,385.85	5,758,124.48
67	10/30/12	33,128.94	33,128.94	0.00	5,758,124.48
68	11/30/12	34,233.23	34,233.23	0.00	5,758,124.48
69	12/30/12	1,033,128.94	33,128.94	1,000,000.00	4,758,124.48
70	1/30/13	28,288.03	28,288.03	0.00	4,758,124.48
71	2/28/13	26,462.99	26,462.99	0.00	4,758,124.48
72	3/30/13	27,375.51	27,375.51	0.00	4,758,124.48
73	4/30/13	28,288.03	28,288.03	0.00	4,758,124.48
74	5/30/13	27,375.51	27,375.51	0.00	4,758,124.48

B-2

75	6/30/13	354,673.87	28,288.03	326,385.85	4,431,738.64
76	7/30/13	25,497.67	25,497.67	0.00	4,431,738.64
77	8/30/13	26,347.60	26,347.60	0.00	4,431,738.64
78	9/30/13	352,733.44	26,347.60	326,385.85	4,105,352.79
79	10/30/13	23,619.84	23,619.84	0.00	4,105,352.79
80	11/30/13	24,407.17	24,407.17	0.00	4,105,352.79
81	12/30/13	1,273,619.84	23,619.84	1,250,000.00	2,855,352.79
82	1/30/14	16,975.66	16,975.66	0.00	2,855,352.79
83	2/28/14	15,880.46	15,880.46	0.00	2,855,352.79
84	3/30/14	16,428.06	16,428.06	0.00	2,855,352.79
85	4/30/14	16,975.66	16,975.66	0.00	2,855,352.79
86	5/30/14	16,428.06	16,428.06	0.00	2,855,352.79
87	6/30/14	343,361.50	16,975.66	326,385.85	2,528,966.95
88	7/30/14	14,550.22	14,550.22	0.00	2,528,966.95
89	8/30/14	15,035.23	15,035.23	0.00	2,528,966.95
90	9/30/14	341,421.07	15,035.23	326,385.85	2,202,581.10
91	10/30/14	12,672.38	12,672.38	0.00	2,202,581.10
92	11/30/14	13,094.80	13,094.80	0.00	2,202,581.10
93	12/30/14	1,262,672.38	12,672.38	1,250,000.00	952,581.10
94	1/30/15	5,663.29	5,663.29	0.00	952,581.10
95	2/28/15	5,297.92	5,297.92	0.00	952,581.10
96	3/30/15	5,480.60	5,480.60	0.00	952,581.10
97	4/30/15	5,663.29	5,663.29	0.00	952,581.10
98	5/30/15	5,480.60	5,480.60	0.00	952,581.10
99	6/30/15	332,049.14	5,663.29	326,385.85	626,195.25
100	7/30/15	3,602.77	3,602.77	0.00	626,195.25
101	8/30/15	3,722.86	3,722.86	0.00	626,195.25
102	9/30/15	330,108.70	3,722.86	326,385.85	299,809.41
103	10/30/15	1,724.93	1,724.93	0.00	299,809.41
104	11/30/15	1,782.43	1,782.43	0.00	299,809.41
105	12/30/15	301,534.34	1,724.93	299,809.41	0.00

		17,648,965.45	4,474,210.83	13,174,754.62

B-3